Exhibit 3.1

PROJECT ANGEL PARENT, LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of May 31, 2018

THE COMPANY INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

THE COMPANY INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ARE SUBJECT TO THE TRANSFER RESTRICTIONS SPECIFIED IN THIS AGREEMENT AND ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF MAY 31, 2018, AND CERTAIN OTHER TRANSACTION DOCUMENTS, EACH AS AMENDED OR MODIFIED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN UNITHOLDERS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH INTERESTS UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

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PROJECT ANGEL PARENT, LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of May 31, 2018, is entered into by and among Project Angel Parent, LLC, a Delaware limited liability company (the “Company”), and the Unitholders.

The initial limited liability company agreement of the Company was entered into on March 15, 2018 (the “Original Agreement”).

The Company elected to be classified as a corporation for U.S. federal income tax purposes by filing an election on Form 8832, effective as of March 15, 2018 (the “Check-the-Box Election”).

The parties hereto desire to enter into this Agreement to amend and replace, and supersede in its entirety, the Original Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Certain Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the following meanings:

“Additional Unitholder” means a Person that is admitted to the Company as a Unitholder pursuant to Section 9.2.

“Affiliate” of any particular Person means (a) any other Person controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise and (b) in addition to the foregoing and with respect only to the Investors, any TB Fund.

“Affiliated Institution” means, with respect to any Indemnitee, any investment fund, investment advisor, investment manager, institutional investor or other financial intermediary with which such Unitholder, Manager, Officer or other Person is Affiliated or of which such Indemnitee is a direct or indirect member, equityholder, partner or employee.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as amended or modified from time to time in accordance with the terms hereof.

“Board” means the board of managers of the Company, which shall have the power and authority described in this Agreement.

”Board Governance Exceptions” means (a) those matters that by the express terms of this Agreement require the affirmative vote, consent or approval of the holders of the Required Interest, (b) the rights of the Investors set forth in Section 5.2, and (c) the consent rights set forth in Section 13.3.

“Business” means the businesses of the Company and its Subsidiaries.

“Capital Contributions” means any cash, cash equivalents, promissory obligations, or the Fair Market Value of any other property that a Unitholder contributes (or is deemed by the Board to have contributed) to the Company with respect to any Unit pursuant to this Agreement, the Investor Purchase Agreement, Rollover Agreements, any Management Equity Agreement or other applicable agreement with the Company.

“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of the State of Delaware, and as amended from time to time in accordance with its terms.

“Class A Unit” means a Unit representing a fractional part of the interest of a Unitholder in Distributions and having the rights, powers and obligations specified with respect to the Class A Units in this Agreement.

“Class A Unpaid Yield” of any Class A Unit means, as of any date, an amount equal to the excess, if any, of (a) the aggregate Class A Yield accrued on such Class A Unit for all periods prior to such date (including partial periods), over (b) the aggregate amount of prior Distributions made by the Company that constitute payment of Class A Yield on such Class A Unit pursuant to Section 4.1(c).

“Class A Unreturned Capital” of any Class A Unit means, as of any date, the aggregate Capital Contributions made or deemed to be made in exchange for such Class A Unit reduced by all Distributions made by the Company that constitute a return of Class A Unreturned Capital pursuant to Section 4.1(d).

“Class A Yield” means, with respect to each Class A Unit, the amount accruing on such Class A Unit on a daily basis, at the rate of 9% per annum, compounded on the last day of each calendar quarter, on (a) the Class A Unreturned Capital of such Class A Unit plus (b) the Class A Unpaid Yield thereon for all prior quarterly periods. In calculating the amount of any Distribution to be made during a period, the portion of the Class A Yield accrued with respect to such Class A Unit for the portion of the quarterly period elapsing before such Distribution is made shall be taken into account in determining the amount of such Distribution.

“Class B Unit” means a Unit representing a fractional part of the interest of a Unitholder in Distributions and having the rights, powers and obligations specified with respect to the Class B Units (including any Incentive Units) in this Agreement.

“Class S Unit” means a Unit representing a fractional part of the interest of a Unitholder in Distributions and having the rights, powers and obligations specified with respect to the Class S Units in this Agreement.

“Class S Unpaid Yield” of any Class S Unit means, as of any date, an amount equal to the excess, if any, of (a) the aggregate Class S Yield accrued on such Class S Unit for all periods prior to such date (including partial periods), over (b) the aggregate amount of prior Distributions made by the Company that constitute payment of Class S Yield on such Class S Unit pursuant to Section 4.1(a).

“Class S Unreturned Capital” of any Class S Unit means, as of any date, the aggregate Capital Contributions made or deemed to be made in exchange for such Class S Unit reduced by all Distributions made by the Company that constitute a return of Class S Unreturned Capital pursuant to Section 4.1(b).

“Class S Yield” means, with respect to each Class S Unit, the amount accruing on such Class S Unit on a daily basis, at the rate of 12% per annum (provided that such rate will increase to 14% per annum prospectively from and after the date that is five months after the date hereof), compounded on the last day of each calendar year, on (a) the Class S Unreturned Capital of such Class S Unit plus (b) the Class S Unpaid Yield thereon for all prior annual periods. In calculating the amount of any Distribution to be made during a period, the portion of the Class S Yield accrued with respect to such Class S Unit for the portion of the annual period elapsing before such Distribution is made shall be taken into account in determining the amount of such Distribution.

“Code” means the United States Internal Revenue Code of 1986, as amended, as in effect on the date hereof. Such term shall, at the Board’s discretion, be deemed to include any future amendments to the Code and any corresponding provisions of succeeding Code provisions.

“Company Equity Securities” means (a) any Units, capital stock, partnership, membership or limited liability company interests or other equity interests in the Company or a corporate successor (including other classes, groups or series thereof having such relative rights, powers and/or obligations as may from time to time be established by the Board, including rights, powers and/or obligations different from, senior to or more favorable than existing classes, groups and series of Units, capital stock, partnership, membership or limited liability company interests or other equity interests), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests in the Company or a corporate successor and (c) warrants, options or other rights to purchase or otherwise acquire Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests in the Company or a corporate successor.

“Company Interest” means the interest of a Unitholder in Distributions.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. L. § 18-101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.

“Distribution” means each distribution made by the Company pursuant to this Agreement to a Unitholder in respect of such Person’s Units, whether in cash, property or securities of the Company or any Subsidiary and whether by liquidating distribution or otherwise; provided that none of the following shall be a Distribution: (a) any redemption or repurchase by the

Company of any securities (including pursuant to any Management Equity Agreement), (b) any recapitalization or exchange or conversion of Units or other Company equity securities, or any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units, (c) any fees or expenses that are required to be and are paid to Thoma Bravo or (d) any distribution to a Unitholder for purposes of redeeming or repurchasing the equity securities of such Unitholder held by an Executive.

“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Unitholder or the occurrence of any other event that terminates the continued membership of a Unitholder in the Company.

“Executive” means any employee, officer, advisor, consultant or other service provider of the Company or its Subsidiaries and any other Person designated as an “Executive” by the Board from time to time.

“Fair Market Value” means, with respect to any asset or equity interest, its fair market value determined according to Article XI.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 2.11.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government or any agency or department or subdivision of any governmental authority, including the United States federal government or any state or local government.

“Group of Unitholders” means, separately, each of (a) the Investors, (b) the Institutional Holders, (c) the Rollover Investors and (d) the Management Unitholders.

“Indemnitee” means any Person who (a) is or was a member, manager, partner, equityholder, venturer, director, officer, agent, fiduciary, proprietor or trustee of the Company or any Affiliate of the Company, (b) is or was serving at the request of the Company or any Affiliate of the Company as an officer, director, member, manager, partner, venturer, fiduciary, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic Person or other enterprise (provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for- services basis, trustee, fiduciary or custodial services), (c) is or was a Related Institutional Person or (d) the Board designates as an “Indemnitee” for purposes of this Agreement.

“Institutional Holder” means (a) the Investors and (b) any other Unitholder that is designated by the Company, the Investors or the Board as an Institutional Holder; provided that any such Person designated as an Institutional Holder pursuant to this clause (b) may not be (i) a Management Unitholder or an Affiliate or member of the Family Group of a Management Unitholder or (ii) a current or former employee of the Company or any of its Subsidiaries.

“Investor Purchase Agreement” means the Investor Purchase Agreement, dated as of the date hereof, by and among the Investors, the Company and the other parties thereto, as amended or modified from time to time.

“Investors” means, collectively, TB DF, TB DFA, TB DFII, TB DFII-A, and Thoma Bravo Discover Executive Fund II, L.P., and any other TB Fund that at any time executes a counterpart to this Agreement or otherwise agrees to be bound by the Investor Purchase Agreement.

“Liens” means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company, any Subsidiary or any Affiliate under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

“Management Equity Agreement” means any agreement for the sale, grant, transfer or issuance of equity securities by the Company to any employees, officers, consultants, advisors or other service providers of the Company or any of its Subsidiaries (including any co-invest agreement, incentive equity agreement, contribution and exchange agreement, rollover agreement or any other agreement that is designated as a Management Equity Agreement and approved by the Board) entered into from time to time by the Company or any Subsidiary of the Company and such employee, officer, consulting, advisor or other service provider, as amended or modified from time to time pursuant in accordance with its terms.

“Management Unitholder” means any holder of any Class B Units which are, or have ever been, subject to vesting requirements, any holder of Incentive Units (or any Person who acquires Incentive Units pursuant to a Management Equity Agreement in each case, other than the Company or any Investor (or any Affiliate, operating partner, director, member or manager of such Investor or its Affiliates)).

“Manager” means a current member of the Board, who, for purposes of the Delaware Act, will be deemed a “manager” (as defined in the Delaware Act) but will be subject to the rights and obligations set forth in this Agreement.

“New Securities” means any equity securities of the Company or any of its Subsidiaries, and any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument to acquire the Company’s or any of its Subsidiaries’ equity securities and any notes, bonds or similar debt securities of the Company or any of its Subsidiaries (in each case, solely to the extent any of the foregoing are issued to the Investors or any of their Affiliates), other than (a) securities issued as a dividend or distribution on the then outstanding Company Equity Securities, (b) securities issued pursuant to the exercise, conversion or exchange of securities or rights outstanding on the date hereof or previously issued by the Company or any of its Subsidiaries subject to Section 8.3 (including pursuant to an exclusion from the definition of New Securities in any of clauses (a) through (f) of this definition of New Securities), (c) securities issued as consideration for the acquisition of or investment in another company or business (whether through a purchase of securities, a merger, consolidation, purchase of assets or otherwise) to any Person who becomes a party to this Agreement pursuant to Article IX, provided that if such securities are to be issued to any Unitholder or an Affiliate of any Unitholder, the Board first determines in good faith that the value of such securities is equal to the value of such investment or of such company or business being acquired, (d) securities issued in a Public Offering, (e) issuances of Units or options to acquire Units (and Units issuable upon the exercise of such options) to employees, officers, directors, operating partners, members, managers and bona fide consultants of the Company or its Subsidiaries pursuant to a Board-approved option, director, officer, or employee incentive co-invest or other similar incentive plan, (f) securities issued as additional yield or return in respect of third party institutional indebtedness for borrowed money or (g) in the case of notes, bonds or similar debt securities of the Company or any of its Subsidiaries, issuances to credit funds affiliated with Thoma Bravo.

“Officers” means each person designated as an officer of the Company to whom authority and duties have been delegated pursuant to Section 5.6, subject to any resolution of the Board appointing such person as an officer or relating to such appointment. For all purposes of this Agreement, any reference to “Officer” contained herein shall refer to such individual solely in his or her capacity as such.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a Governmental Entity.

“Public Offering” means any sale of the common Company Equity Securities pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission; provided that none of the following shall be considered a Public Offering: (a) any issuance of common Company Equity Securities as consideration for a merger or acquisition or (b) any issuance of common Company Equity Securities or rights to acquire common equity securities to employees of the Company or its Subsidiaries as part of an incentive or compensation plan.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Investors, the Rollover Investors and the other Persons party thereto from time to time, as amended or modified from time to time in accordance with its terms.

“Related Institutional Person” means any Institutional Holder and any Affiliate thereof (other than the Company and its Subsidiaries) and each of their respective managers, directors, officers, stockholders, partners, members, employees, representatives, and agents (including any of their representatives serving on the Board or on the board of directors or board of managers of the Company’s Subsidiaries or as an officer of the Company or any of its Subsidiaries). Unless otherwise determined by the holders of the Required Interest, no current or former employee of the Company or its Subsidiaries may be a Related Institutional Person.

“Required Interest” means, at any particular time, a majority of the Class A Units outstanding held by the TB Funds or, if no Class A Units are outstanding, a majority of the Class B Units outstanding held by the TB Funds.

“Rollover Agreements” means that certain Consideration Issuance Agreement, dated as of May 31, 2018, by and between Project Angel Holdings, LLC and Jem Nguyen, that certain Consideration Issuance Agreement, dated as of May 31, 2018, by and between Project Angel Holdings, LLC and Apichat Treerojporn, that certain Consideration Issuance Agreement, dated as of May 31, 2018, by and between Project Angel Holdings, LLC, Timothy Nguyen, as trustee of the Timothy Nguyen Trust dated February 21, 2006, Apichat Treerojporn, individually, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Dylan Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Camryn Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Karalyn Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Anthony Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Ben Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Jem Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Tony Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Aaron Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Tydus Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Khloe Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Maximus Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Kaylee Nguyen, and as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Sophia Nguyen, and that certain Consideration Issuance Agreement, dated as of May 31, 2018, by and between Project Angel Holdings, LLC, Timothy Nguyen, as trustee of the Timothy Nguyen Trust dated February 21, 2006, Apichat Treerojporn, individually, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Dylan Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Camryn Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Karalyn Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Anthony Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Ben Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Jem Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Tony Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Aaron Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Tydus Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Khloe Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Maximus Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Kaylee Nguyen, and as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Sophia Nguyen.

“Rollover Investors” means Apichat Treerojporn, Jem Nguyen, Timothy Nguyen, as trustee of the Timothy Nguyen Trust dated February 21, 2006, Apichat Treerojporn, individually, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Dylan Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Camryn Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Karalyn Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Anthony Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Ben Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Jem Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Tony Nguyen, as trustee of the

2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Aaron Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Tydus Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Khloe Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Maximus Nguyen, as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Kaylee Nguyen, and as trustee of the 2017 Timothy Nguyen Irrevocable Trust dated December 30, 2017 FBO Sophia Nguyen.

“Sale of the Company” means any transaction or series of transactions pursuant to which any Person or group of related Persons (other than the Investors and their controlled Affiliates, except as determined by the Investors) in the aggregate acquire(s) (a) a majority of the Class B Units or a majority of the Company Equity Securities by vote or by value (in each case whether by merger, consolidation, reorganization, combination, asset sale or Transfer of Company Equity Securities, securityholder or voting agreement, proxy, power of attorney or otherwise) or (b) all or substantially all of the assets of the Company determined on a consolidated basis or the assets of one or more Subsidiaries of the Company if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries (in each case whether by sale, lease, transfer, exclusive license or other disposition); provided that a Public Offering shall not constitute a Sale of the Company.

“Securities” means notes, stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, partnership interests, beneficial interests in trusts, collateral-trust certificates, pre-organization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, certificates of deposit for securities, certificates of equity interests, notional principal contracts and certificates of interest or participation in, temporary or interim certificates for, receipts for or warrants or rights or options to subscribe to or purchase or sell any of the foregoing, and any other items commonly referred to as securities.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which if (a) a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Unitholder” means a Person that is admitted as a Unitholder to the Company pursuant to Section 9.1.

“TB DF” means Thoma Bravo Discover Fund, L.P., a Delaware limited partnership.

“TB DFA” means Thoma Bravo Discover Fund A, L.P., a Delaware limited partnership.

“TB DFII” means Thoma Bravo Discover Fund II, L.P., a Delaware limited partnership.

“TB DFII-A” means Thoma Bravo Discover Fund II-A, L.P., a Delaware limited partnership.

“TB Funds” means TB DF, TB DFA, TB DFII, TB DFII-A, and Thoma Bravo Discover Executive Fund II, L.P., each a Delaware limited partnership, and any other investment vehicle or fund controlled by or managed by Thoma Bravo, LLC, a Delaware limited liability company (“Thoma Bravo”).

“Transaction Documents” means this Agreement, the Management Equity Agreements, the Registration Rights Agreement, the Investor Purchase Agreement, the Rollover Agreements, the Certificate and all other agreements, instruments, certificates and other documents entered into or delivered by any Unitholder in connection with the transactions contemplated hereby or thereby.

“Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other disposition or encumbrance of a Unit or other property, or any interest therein (including by operation of law and whether with or without consideration), or the acts thereof, but explicitly excluding conversions or, to the extent the Company is a party thereto, exchanges of one class of Unit to or for another class of Unit. The terms “Transferee,” “Transferred,” and other forms of the word “Transfer” shall have correlative meanings.

“Unit” means a Company Interest of a Unitholder representing a fractional part of the Company Interests of all Unitholders and shall include Class A Units, Class B Units and Class S Units; provided that any class or group of Units issued shall have the relative rights, powers and obligations set forth in this Agreement, and the Company Interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers and obligations set forth in this Agreement.

“Unitholder” means any owner of one or more Units, including any person admitted to the Company as an Additional Unitholder or Substituted Unitholder, but in each case only to the extent such person is shown on the Company’s books and records as the owner of such Units as of the applicable date. For purposes of the Delaware Act, the Unitholders shall constitute the “members” (as defined in the Delaware Act) of the Company.

“Unvested Class B Units” means, as of any given time, any Class B Units that are subject to vesting or a similar forfeiture provision pursuant to any Management Equity Agreement and which have not yet vested or as to which such forfeiture provision shall not have lapsed in accordance with the terms of such Management Equity Agreement.

Section 1.2 Index of Defined Terms.

Additional Securities	15
Additional Unitholder	1
Affiliate	1
Affiliated Institution	1
Agreement	1
Approved Sale	38
Board	1
Board Governance Exceptions	2
Business	2
Capital Contributions	2
Certificate	2
Check-the-Box Election	1
Chosen Courts	53
Class A Unit	2
Class A Unpaid Yield	2
Class A Unreturned Capital	2
Class A Yield	2
Class B Unit	2
Class S Unit	2
Class S Unpaid Yield	3
Class S Unreturned Capital	3
Class S Yield	3
Code	3
Company	1
Company Equity Securities	3
Company Interest	3
Confidential Information	56
Contractual Appraisal Rights	49
Court of Chancery	53
Delaware Act	3
Delaware Federal Court	53
Distribution	3
Electing Holder	42
Election Notice	41
Event of Withdrawal	4

Executive	4
Executive Manager	25
Fair Market Value	4
Family Group	37
Fiscal Year	4
Governmental Entity	4
Group of Unitholders	4
Incentive Units	16
Indemnitee	4
Institutional Holder	4
Investor Purchase Agreement	4
Investors	5
Liens	5
Management Co-Invest Units	16
Management Equity Agreement	5
Management Unitholder	5
Manager	5
New Securities	5
Offer Notice	41
Offering Period	41
Officers	6
Original Agreement	1
Other Business	19
Other Unitholders	35
Permitted Transferees	37
Person	6
Preemptive Rights Holders	41
Pro Rata Portion	43
Proceeding	31
Proportionate Share	41
Public Offering	6
Recapitalization	49
Registration Rights Agreement	6
Related Entity	24
Related Institutional Person	6

Relative	24
Remaining Securities	42
Required Interest	6
Rollover Agreements	6
Rollover Investors	7
Sale Notice	35
Sale of the Company	8
Securities	8
Securities Act	8
Seller Representative	40
Side Letter	52
Subject Units	52
Subsidiary	8
Substituted Unitholder	9
TB DF	9
TB DF_Managers	25
TB DFA	9

TB DFA Managers	25
TB DFII	9
TB DFII Managers	25
TB DFII-A	9
TB DFII-A Managers	25
TB Funds	9
TB Managers	25
Transaction Documents	9
Transfer	9
Transferee	9
Transferred	9
Transferring Investor	35
Unit	9
Unit Ledger	15
Unitholder	9
Unvested Class B Units	10

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.1 Formation. The Company has been organized as a Delaware limited liability company by the filing of the Certificate with the Secretary of State of the State of Delaware under and pursuant to the Delaware Act and shall be continued in accordance with this Agreement. The rights and liabilities of the Unitholders shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights or obligations of any Unitholders are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement, to the extent not prohibited by the Delaware Act, shall control over the Delaware Act. This Agreement shall constitute the “limited liability company agreement” for purposes of the Delaware Act.

Section 2.2 The Certificate, Etc. The Certificate was filed with the Secretary of State of the State of Delaware on March 15, 2018. The Unitholders hereby agree to execute, file and record all such other certificates and documents, including amendments to the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

Section 2.3 Name. The name of the Company shall be “Project Angel Parent, LLC”. The Board in its discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all Unitholders. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Board.

Section 2.4 Purpose. The purpose and business of the Company shall be to engage in any lawful act or activity which may be conducted by a limited liability company formed pursuant to the Delaware Act and to engage in all activities necessary or incidental to the foregoing as the

Board may determine to be necessary or desirable. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

Section 2.5 Powers of the Company. Subject to the provisions of this Agreement, the Investor Purchase Agreement and the agreements contemplated hereby and thereby, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.4, including the power:

(a) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(b) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, refinance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(c) to enter into, perform and carry out contracts of any kind, including contracts with any Unitholder or any Affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to or incidental to the accomplishment of the purpose of the Company;

(d) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a member or holder of units or appointed as a manager thereof and to exercise the rights and perform the duties created thereby) or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

(e) to lend money for any proper purpose, to invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;

(f) to sue and be sued, complain and defend, and participate in administrative or other proceedings in its name;

(g) to appoint employees and agents of the Company and define their duties and fix their compensation;

(h) to indemnify any Person in accordance with the Delaware Act and this Agreement and to obtain any and all types of insurance;

(i) to cease its activities and cancel its Certificate in accordance with the Delaware Act and this Agreement;

(j) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action in respect of any lease, contract or security agreement in respect of any assets of the Company;

(k) to borrow money and issue evidences of indebtedness and guaranty indebtedness (whether of the Company or any of its Subsidiaries), and to secure the same by a mortgage, pledge or other Lien on the assets of the Company;

(l) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

(m) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

Section 2.6 Foreign Qualification. At the request of the Board or any Officer, each Unitholder shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

Section 2.7 Principal Office; Registered Office. The principal office of the Company shall be located at such place as the Board may from time to time designate, and all business and activities of the Company shall be deemed to have occurred at its principal office. The Company may maintain offices at such other place or places as the Board deems advisable. The registered office of the Company required by the Delaware Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by law.

Section 2.8 Company Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence in perpetuity unless and until termination and dissolution thereof in accordance with the provisions of Article X.

Section 2.9 No State-Law Partnership. The Unitholders intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Unitholder be a partner or joint venturer of any other Unitholder by virtue of this Agreement, and neither this Agreement nor any other document entered into by the Company or any Unitholder relating to the subject matter hereof shall be construed to suggest otherwise.

Section 2.10 Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists, and copies of documents required to be provided pursuant to pursuant to applicable laws. The Unit Ledger for the Company and any unit certificates held by the Company, and the stock or unit ledgers and equity certificates for each of its Subsidiaries, shall be maintained at Kirkland & Ellis LLP, 300 North LaSalle, Chicago, IL 60654, or at such other place as directed by the holders of the Required Interest in writing from time to time hereafter. All matters concerning (a) the determination of the relative amount of allocations and distributions among the Unitholders pursuant to Article IV and Article VII and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board in good faith. Notwithstanding the other provisions of this Agreement, Section 18-305(a) of the Delaware Act shall not apply to the Company and no Unitholder shall have any rights thereunder.

Section 2.11 Fiscal Year. The Fiscal Year of the Company shall constitute the 12-month period ending on December 31 of each calendar year, or such other annual accounting period as may be established by the Board.

ARTICLE III

UNITS AND UNITHOLDERS

Section 3.1 Company Units.

(a) Units Generally; Certificates. Each Unitholder’s interest in the Company, including such Unitholder’s interest in allocations of Distributions of the Company as set forth in Article IV and the limited right to approve certain matters as provided in this Agreement, shall be represented by the Units owned by such Unitholder. The Board may in its discretion determine whether or not the Company will issue certificates to one or more Unitholders representing the Units held by such Unitholder. The issuance of any such certificate is not intended to affect the rights or obligations of a Unitholder with respect to its Units. Each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units shall be stamped or otherwise imprinted with a legend in substantially the same form as the legend set forth on the cover page of this Agreement, subject to removal as set forth in Section 8.5(c).

(b) Authorized Units. Subject to Section 3.4, the total Units which the Company has authority to issue shall be determined by the Board from time to time (which determination the Board shall cause to be reflected as an amendment to the Unit Ledger) and shall initially consist of an unlimited number of Class A Units, an unlimited number of Class B Units and 25,000 Class S Units. 10,000,000 of the Company’s Class B Units are reserved for future issuances to management of the Company and its Subsidiaries. The Company may issue and repurchase, as applicable, fractional Units.

(c) Redemption of Class S Units. The Company may, at any time and from time to time upon notice to the holders of Class S Units, redeem all or any portion of the Class S Units then outstanding. Upon any such redemption, the Company shall pay a price per Class S Unit equal to the Class S Unreturned Capital and Class S Unpaid Yield thereof; provided that if the Company redeems any Class S Unit prior to the date that is five months following the date hereof, the price will include any additional Class S Yield that would have accrued with respect to such Class S Unit from the date of redemption until the date that is five months following the date hereof.

Section 3.2 Unit Ledger. The Company shall create and maintain a ledger (the “Unit Ledger”) setting forth: (a) the name of each Unitholder, (b) the number of Units of each class of Units held by each such Unitholder, and (c) the amount of the Capital Contribution made or deemed to have been made for each class of Units held by such Unitholder, which for Class A Units shall initially be $1,000.00 per Class A Unit and for Class S Units shall initially be $1,000.00 per Class S Unit. Upon any change in the number or ownership of outstanding Units (whether upon an issuance of Units, a Transfer of Units, a cancellation of Units or otherwise), the Company shall use its commercially reasonable efforts to amend and update the Unit Ledger reasonably promptly thereafter. Absent manifest error, the ownership interests recorded on the Unit Ledger shall be conclusive record of the Units that have been issued and are outstanding.

Section 3.3 Initial Units. Each Person acquiring Units on the date hereof pursuant to a written agreement between the Company and such Person is hereby admitted to the Company as a Unitholder and the Capital Contribution made in respect of the Units acquired on the date hereof by such Unitholder shall be recorded in the Unit Ledger.

Section 3.4 Issuance of Additional Units and Interests. No Unitholder shall be required to make any additional Capital Contributions to the Company. In addition, no Unitholder shall be permitted to make any additional Capital Contributions to the Company without the consent of the Board, subject to the preemptive rights provided for in Section 8.3. Subject to compliance with the provisions of this Agreement, the Board shall have the right to cause the Company to issue or sell to any Person (including Unitholders and Affiliates) any of the following (which for purposes of this Agreement shall be “Additional Securities”): (i) additional Units or other interests in the Company (including other classes or series thereof having different rights and/or preferences), (ii) obligations, evidences of indebtedness, or other securities or interests convertible or exchangeable into Units or other interests in the Company, and (iii) warrants, options, or other rights to purchase or otherwise acquire Units or other interests in the Company. Subject to the provisions of this Agreement, the Board shall determine the terms and conditions governing the issuance of such Additional Securities, including the number and designation of such Additional Securities, the preference (in respect of distributions, liquidations, or otherwise) over any other Units and any required or deemed contributions in connection therewith and shall have the power to amend this Agreement to reflect such additional issuances and to make any such other amendments as the Board deems necessary or desirable (in its discretion) to reflect such additional issuances (including amending this Agreement to increase the authorized number of Units or other Company Equity Securities of any class or series, to create and authorize a new class or series of Units or other Company Equity Securities (including in connection with the issuance of additional Units as consideration upon the repurchase of equity pursuant to any Management Equity Agreement and in connection with the issuance of any Incentive Units) and to add the terms of such new class or series of Units or other Company Equity Securities, including economic and governance rights which may be different from, senior to or more favorable than the other existing Units or other Company Equity Securities), in each case without the approval or consent of any other Person. The issuance of Additional Securities may, among other things, dilute some or all of the interests of existing holders of Units. Any Person who acquires Units that are Additional Securities may be admitted to the Company as a Unitholder pursuant to the terms of Section 9.2.

Section 3.5 Management Incentive Units.

(a) Management Incentive Units Generally. Without limiting any other rights of the Company, the Company may, subject to the approval of the Board, grant, award, issue or sell Class B Units (“Incentive Units”) to any existing or new employee, officer, director, independent contractor, consultant, advisor or other service provider of the Company or any of its Subsidiaries pursuant to a Management Equity Agreement approved by the Board, which agreement shall contain such provisions as the Board shall determine.

(b) Rule 701 Plan. The provisions of this Section 3.5 are designed to provide incentives to Executives. This Section 3.5 together with the equity agreements pursuant to which Incentive Units are issued are intended to qualify as a compensatory benefit plan within the meaning of Rule 701 of the Securities Act (and any similarly applicable state “blue-sky” securities laws) and the issuance of Incentive Units pursuant hereto is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701 (and any similarly applicable state “blue-sky” securities laws); provided that the foregoing shall not restrict or limit the Company’s ability to issue any Incentive Units pursuant to any other exemption from registration under the Securities Act available to the Company. The Company may make the Incentive Units and any issuance thereof and any applicable equity agreement subject to the terms and conditions of any other equity incentive plan consistent with the terms of this Agreement, as may have been adopted by the Company.

Section 3.6 Management Co-Invest Units.

(a) From time to time from and including the date hereof, the Board shall have the power and discretion to approve the issuance and sale of Class A Units and Class B Units to Executives. The Board shall have the power and discretion to approve which Executives shall be offered and sold such Class A Units and Class B Units (“Management Co-Invest Units”), the number of Management Co-Invest Units to be offered and sold to each Executive and the purchase price and other terms and conditions with respect thereto.

(b) The provisions of this Section 3.6 are designed to provide incentives to Executives. This Section 3.6, together with the equity agreements pursuant to which Management Co-Invest Units are issued are intended to qualify as a compensatory benefit plan within the meaning of Rule 701 of the Securities Act (and any similarly applicable state “blue-sky” securities laws) and the issuance of Management Co-Invest Units pursuant hereto is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701 (and any similarly applicable state “blue-sky” securities laws); provided that the foregoing shall not restrict or limit the Company’s ability to issue any Management Co-Invest Units pursuant to any other exemption from registration under the Securities Act available to the Company. The Company may make the Management Co-Invest Units and any issuance thereof and any applicable equity agreement subject to the terms and conditions of any other equity incentive plan consistent with the terms of this Agreement, as may have been adopted by the Company.

Section 3.7 Board Governance; Certain Waivers. As set forth in Section 5.1, the Board shall have the sole authority and right to manage the business and affairs of the Company and to make all decisions and take all actions for the Company except for the Board Governance Exceptions. In furtherance of the foregoing, a Unitholder shall not have any voting, approval or consent rights under this Agreement or the Delaware Act with respect to the Units held by such Person, including with respect to any matters to be decided by the Company or any other governance matters described in this Agreement, and each holder of Units, by its acceptance thereof, expressly waives any consent, approval or voting rights or other rights to participate in the governance of the Company, whether such rights may be provided under the Delaware Act (including under Sections 18-209(b), 18-213(b), 18-216(b), 18-301(b)(1), 18-302(a), 18-304, 18-704(a), 18-801(a), 18-803(a) or 18-806 of the Delaware Act) or otherwise, in each case, except for the Board Governance Exceptions.

Section 3.8 Actions by the Unitholders. The Unitholders may act with respect to the Board Governance Exceptions that require the affirmative vote, consent or approval of such Unitholders at a meeting (in person, telephonic or otherwise) at which the applicable Unitholders are present and approve such action or by a written consent executed by the applicable Unitholders. For any such meeting, the notice and procedures of such meeting may be determined by the Board or by the applicable Unitholders. For any such written consent, such consent must bear the date of signature of each Unitholder who signs the consent and no written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Company a consent or consents signed by the applicable Unitholder or Unitholders required to approve such act are delivered to the Company. Any telegram, telex, cablegram, electronic mail or similar transmission by a Unitholder, or any photographic, photostatic, facsimile or similar reproduction of a writing signed by a Unitholder, shall be regarded as signed by the Unitholder for purposes of this Section 3.8.

Section 3.9 Representations and Warranties of Unitholders. Upon the execution and delivery of a counterpart to this Agreement or a joinder to this Agreement by a Unitholder, such Unitholder hereby represents and warrants to the Company and acknowledges that: (a) such Unitholder has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (b) such Unitholder has reviewed and evaluated all information necessary to assess the merits and risks of his, her or its investment in the Company and has had answered to such Unitholder’s satisfaction any and all questions regarding such information; (c) such Unitholder is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (d) such Unitholder is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (e) the interests in the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with; (f) to the extent applicable, the execution, delivery and performance of this Agreement have been duly authorized by such Unitholder and do not require such Unitholder to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Unitholder or other governing documents or any agreement or instrument to which such Unitholder is a party or by which such Unitholder is bound; (g) the determination of such Unitholder to purchase interests in the Company has been made by such Unitholder independent of any other Unitholder and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Unitholder or by any agent or employee of any other Unitholder or their representatives or Affiliates; (h) no other Unitholder has acted as an agent of such Unitholder in connection with making its investment hereunder and that no other Unitholder shall be acting as an agent of such Unitholder in connection with monitoring its investment hereunder; (i) the interests in the Company were not offered to such Unitholder by means of general solicitation or general advertising; (j) this Agreement and each other Transaction Document to which such Unitholder is a party is valid, binding and enforceable against such Unitholder in accordance with its terms; and (k) such Unitholder has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement or any other Transaction Document.

Section 3.10 Limitation of Liability; Duties. Each Unitholder shall be liable only to make such Unitholder’s Capital Contribution required at the time it first became a Unitholder to the Company and the other payments expressly provided herein or in any applicable Management Equity Agreement. Except as otherwise provided by applicable law, the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and no Unitholder shall be obligated personally for any such debt, obligation, or liability of the Company solely by reason of being a Unitholder of the Company; provided that a Unitholder shall be required to return to the Company any Distribution made to such Unitholder in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Unitholders have consented within the meaning of the Delaware Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Unitholders for liabilities of the Company. Notwithstanding anything herein to the contrary, no Unitholder in its capacity as such shall have any duty (including fiduciary duty), or any liability for breach of duty (including fiduciary duty), to the Company, any other Unitholder, or any Manager.

Section 3.11 Exercise of Rights Granted to the Investors and their Affiliates. Each Unitholder recognizes, acknowledges and agrees that (a) the Investors have substantial financial interests in the Company to preserve, (b) each Investor may exercise any of its rights under this Agreement, any other Transaction Document or any other agreement between the Company or any of its Subsidiaries and such Investor in its sole discretion, without taking into account any interest of the Company, its Subsidiaries, any other Unitholder or any other Person and (c) the exercise by such Investor of any of its rights as a Unitholder (including under this Agreement or any other Transaction Document) shall not be deemed to constitute a lack of good faith, a breach of duties (including fiduciary duties) or unfair dealing.

Section 3.12 Lack of Authority. No Unitholder in his, her, or its capacity as such (other than the members of the Board acting as the Board or an authorized Officer of the Company) has the authority or power to act for or on behalf of the Company in any manner, to do any act that would be (or could be construed as) binding on the Company or to make any expenditures on behalf of the Company, and the Unitholders hereby consent to the exercise by the Board of the powers conferred on it by law and this Agreement. Without limiting the foregoing, neither the lending of money to the Company by a Unitholder or any Affiliate thereof nor the service by a Unitholder or its designee on the Board shall be deemed to constitute participation in control of the Company or affect, impair or eliminate the limitations on the liability of a Unitholder under this Agreement.

Section 3.13 Title to Company Assets. All Company assets shall be deemed to be owned by the Company as an entity, and no Unitholder, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Legal title to any or all Company assets may be held in the name of the Company or one or more nominees, as the Board may determine. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held.

Section 3.14 No Right of Partition. No Unitholder shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.

Section 3.15 Investment Opportunities and Conflicts of Interest.

(a) Each Unitholder (other than any Institutional Holder) shall, and shall cause each of such Unitholder’s Affiliates to, bring all investment or business opportunities to the Company of which such Unitholder becomes aware and which are, or may be, (i) within the scope or investment objectives related to the Business or (ii) are otherwise competitive with the Business, and shall not pursue or consummate (directly or indirectly) any such opportunities other than through the Company, unless consented to by the Company.

(b) Related Institutional Persons at any time and from time to time may engage in and own interests in other business ventures of any and every type and description, independently or with others (including ones in competition with the Company) (an “Other Business”) with no obligation to (i) refrain from pursuing or engaging in such Other Business, (ii) offer to any Person the right to participate in such Other Business or (iii) notify any Person thereof. Related Institutional Persons may direct any investment or business opportunities to any other Person regardless of the capacity (e.g., in the capacity of a Manager) in which such investment or business opportunities are presented to a Related Institutional Person. None of the Company, any of its Subsidiaries or the other Unitholders will have or acquire or be entitled to any interest, expectancy or participation (the foregoing being hereby renounced and waived to the fullest extent permitted from time to time under applicable law) in any investment or business opportunity as a result of the involvement therein of any Related Institutional Persons. The involvement of any of the Related Institutional Persons in any investment or business opportunity will not constitute a conflict of interest, breach of any duty (including any fiduciary duty), or breach of this Agreement by such Persons with respect to the Company or any of its Subsidiaries or the other Unitholders.

(c) This Section 3.15 shall not in any way affect, limit or modify any liabilities, obligations, duties or responsibilities of any Person who is not an Institutional Holder under any employment agreement, consulting agreement, confidentiality agreement, noncompete agreement, nonsolicit agreement or any similar agreement with the Company or any of its Subsidiaries or other Transaction Documents. No amendment or repeal of this Section 3.15 shall apply to or have any effect on the liability or alleged liability of any Officer, Manager or Unitholder of the Company for or with respect to any opportunities of which such Officer, Manager or Unitholder becomes aware prior to such amendment or repeal.

Section 3.16 Transactions Between the Company and the Unitholders. Notwithstanding that it may constitute a conflict of interest, the Unitholders or their Affiliates may engage in any transaction (including the purchase, sale, lease or exchange of any property or rendering of any service or the establishment of any salary, other compensation or other terms of employment) or enter into any other agreement with the Company or any of its Subsidiaries so long as such transaction is approved by the Board.

Section 3.17 Withdrawal and Resignation of Unitholders. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or to receive any Distribution from the Company, except as expressly provided herein. No Unitholder shall have the power or right to withdraw or otherwise resign or be expelled from the Company prior to the dissolution and winding up of the Company pursuant to Article X, except (a) simultaneous with the Transfer of all of a Unitholder’s Units in a Transfer permitted by this Agreement and, if such Transfer is to a Person that is not a Unitholder, the admission of such Person as a Unitholder pursuant to Section 9.1 or (b) as otherwise expressly permitted by this Agreement or any of the other agreements contemplated hereby. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete withdrawal.

Section 3.18 Loans From Unitholders. Loans by Unitholders to the Company shall not be considered Capital Contributions. The amount of any such loans shall be a debt of the Company to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

Section 3.19 Transmission of Communications. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice, or other communication received from the Company or the Board to such other Person or Persons.

ARTICLE IV

DISTRIBUTIONS

Section 4.1 Distributions Generally. Except as otherwise set forth in this Article IV, and subject to the provisions of Section 18-607 of the Delaware Act, the Board may in its discretion make Distributions at any time or from time to time. All Distributions shall be made only in the following order and priority:

(a) First, to the Unitholders holding Class S Units, an amount in cash or property equal to the aggregate Class S Unpaid Yield on such Unitholders’ outstanding Class S Units as of the time of such Distribution (distributed among such Unitholders based on the proportion that each Unitholder’s share of Class S Unpaid Yield with respect to the outstanding Class S Units held by such Unitholder bears to the aggregate Class S Unpaid Yield with respect to all outstanding Class S Units as of the time of such Distribution) until the aggregate Class S Unpaid Yield on the Unitholders’ Class S Units is zero, and no Distribution or any portion thereof may be made pursuant to any of Section 4.1(b), Section 4.1(c), Section 4.1(d) or Section 4.1(e) below until the entire amount of the Class S Unpaid Yield on the outstanding Class S Units as of the time of such Distribution has been paid in full;

(b) Second, to the Unitholders holding Class S Units, an amount in cash or property equal to the aggregate Class S Unreturned Capital with respect to such Unitholders’ Class S Units held as of the time of such Distribution (distributed among such Unitholders based on the proportion that each such Unitholder’s share of Class S Unreturned Capital bears to the aggregate amount of Class S Unreturned Capital) until the aggregate Class S Unreturned Capital on the Class S Units is zero, and no Distribution or any portion thereof may be made pursuant to Section 4.1(c), Section 4.1(d) or Section 4.1(e) below until the entire amount of Class S Unreturned Capital with respect to the outstanding Class S Units as of the time of such Distribution has been paid in full (at which time such Class S Unit shall be deemed redeemed and canceled in full without any further action on the part of the Company or such Unitholder);

(c) Third, to the Unitholders holding Class A Units, an amount in cash or property equal to the aggregate Class A Unpaid Yield on such Unitholders’ outstanding Class A Units as of the time of such Distribution (distributed among such Unitholders based on the proportion that each Unitholder’s share of Class A Unpaid Yield with respect to the outstanding Class A Units held by such Unitholder bears to the aggregate Class A Unpaid Yield with respect to all outstanding Class A Units as of the time of such Distribution) until the aggregate Class A Unpaid Yield on the Unitholders’ Class A Units is zero, and no Distribution or any portion thereof may be made pursuant to any of Section 4.1(d) or Section 4.1(e) below until the entire amount of the Class A Unpaid Yield on the outstanding Class A Units as of the time of such Distribution has been paid in full;

(d) Fourth, to the Unitholders holding Class A Units, an amount in cash or property equal to the aggregate Class A Unreturned Capital with respect to such Unitholders’ Class A Units held as of the time of such Distribution (distributed among such Unitholders based on the proportion that each such Unitholder’s share of Class A Unreturned Capital bears to the aggregate amount of Class A Unreturned Capital) until the aggregate Class A Unreturned Capital on the Class A Units is zero, and no Distribution or any portion thereof may be made pursuant to Section 4.1(e) below until the entire amount of Class A Unreturned Capital with respect to the outstanding Class A Units as of the time of such Distribution has been paid in full (at which time such Class A Unit shall be deemed redeemed and canceled in full without any further action on the part of the Company or such Unitholder); and

(e) Fifth, to the holders Class B Units, any remaining amounts, distributed pro rata among such holders of Class B Units based on the outstanding Class B Units held as of the time of such Distribution.

Section 4.2 Cancellation of Class A Units. Unless otherwise determined by the Board or the Required Interest, each Class A Unit shall automatically and without any further action be deemed to be cancelled immediately following the Distribution which results in, immediately following such Distribution, the payment by the Company of cumulative Distributions which cause the aggregate Class A Unpaid Yield on such Unitholder’s Class A Units to equal zero and the aggregate Class A Unreturned Capital on such Unitholders’ Class A Units to equal zero. To the extent that the Board has in its discretion caused the Company to issue certificates to any Unitholder representing any such Class A Units so cancelled, such Unitholder shall promptly after such Distribution surrender to the Company such certificate or certificates representing such Class A Units (or, if such Unitholder alleges that such certificate(s) has been lost, stolen or destroyed, deliver a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft, destruction of such certificate); provided, that the failure to deliver such certificates shall not in any way alter or compromise the cancellation of such Class A Units.

Section 4.3 Cancellation of Class S Units. Unless otherwise determined by the Board or the Required Interest, each Class S Unit shall automatically and without any further action be deemed to be cancelled immediately following (a) any redemption of such Class S Unit pursuant to Section 3.1(c) or (b) Distribution which results in, immediately following such Distribution, the payment by the Company of cumulative Distributions which cause the aggregate Class S Unpaid Yield on such Unitholder’s Class S Units to equal zero and the aggregate Class S Unreturned Capital on such Unitholders’ Class S Units to equal zero. To the extent that the Board has in its discretion caused the Company to issue certificates to any Unitholder representing any such Class S Units so cancelled, such Unitholder shall promptly after such redemption or Distribution surrender to the Company such certificate or certificates representing such Class S Units (or, if such Unitholder alleges that such certificate(s) has been lost, stolen or destroyed, deliver a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft, destruction of such certificate); provided, that the failure to deliver such certificates shall not in any way alter or compromise the cancellation of such Class S Units.

Section 4.4 Persons Receiving Distributions. Each Distribution shall be made to the Persons shown on the Company’s books and records as Unitholders as of the date of such Distribution; provided, however, that any Transferor and Transferee of Units may mutually agree as to which of them should receive payment of any Distribution under this Article IV. In the event that restrictions on Transfer or change in beneficial ownership of Units set forth herein or in any applicable Transaction Document have been breached, the Company may withhold distributions in respect of the affected Units until such breach has been cured. Unless otherwise determined by the Board, no Distributions shall be made with respect to any unvested Class B Units at the time a Distribution with respect to Class B Units is made, and the holders thereof shall not be entitled to any such Distributions with respect to such unvested Class B Units.

Section 4.5 Reserves Against Distributions. The Board shall have the right to withhold from Distributions payable to any Unitholder under this Agreement amounts sufficient to pay and discharge (as and when determined by the Board) any reasonably anticipated contingent liabilities of the Company, including in connection with any transaction expenses, litigation costs, earnout payments, purchase price adjustments, indemnification or other similar obligations of the Company or any of its Subsidiaries arising from or related to a Sale of the Company. Any amounts remaining after payment and discharge of any such contingent liabilities of the Company will be paid to the Unitholders from whom the Distributions were withheld.

ARTICLE V

BOARD OF MANAGERS; OFFICERS

Section 5.1 Management by the Board of Managers

(a) Authority of Board of Managers.

(i) Except for situations in which the approval of the Investors or the holders of the Required Interest is otherwise required, subject to the provisions of Section 5.1(a)(ii), (A) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board (including with respect to the matters contemplated by §§ 18-209, 18-213, 18-216, 18-301, 18-302, 18-304, 18-704, 18-801, 18-803 and 18-806 of the Delaware Act) and (B) the Board may make all decisions and take all actions for the Company not otherwise provided for in this Agreement.

(ii) The Board may act (A) by resolutions adopted at a meeting and by written consents pursuant to Section 5.4, (B) by delegating power and authority to committees pursuant to Section 5.5, and (C) by delegating power and authority to any Officer pursuant to Section 5.6.

(iii) Each Unitholder acknowledges and agrees that no Manager shall, solely as a result of being a Manager, be bound to devote all of his business time to the affairs of the Company, and that such Manager and his or her Affiliates do and will continue to engage for their own account and for the accounts of others in other business ventures (in each case except to the extent set forth in any Management Equity Agreement, employment agreement or such other agreement to which such Manager is a party).

(b) No Management by Unitholders. Subject to the Board Governance Exceptions, the Unitholders shall not manage or control the business and affairs of the Company.

Section 5.2 Approval Rights. The Company shall not, without the prior written consent of the Investors:

(a) directly or indirectly make any Distributions upon any Company Equity Securities under Section 4.1;

(b) other than with respect to the repurchase of Company Equity Securities from employees, directors, managers, officers, or service providers of the Company or its Subsidiaries following their termination or cessation of services, directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any Company Equity Securities (including, without limitation, warrants, options and other rights to acquire Company Equity Securities);

(c) authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise), or permit any Subsidiary to authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise) of, (i) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (ii) any equity securities (or any securities convertible into or exchangeable for any equity securities) or rights to acquire any equity securities, other than the issuance of equity securities by a Subsidiary to the Company or another Subsidiary;

(d) merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a wholly owned Subsidiary) or adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization or otherwise permit its corporate existence to be suspended, lapsed or revoked;

(e) acquire or divest, or permit any Subsidiary to acquire or divest, any interest in any company or business (whether by a purchase or sale of assets, purchase or sale of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including, without limitation, the assumption of liabilities whether direct or indirect) exceeding $15,000,000 in any one transaction or series of related transactions;

(f) enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary’s officers, managers, directors, employees or Affiliates or any individual related by blood, marriage or adoption to any such Person (a “Relative”) or any entity in which any such Person or individual owns a beneficial interest (a “Related Entity”), except for normal employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement and the Advisory Services Agreement dated as of the date hereof, by and between Thoma Bravo and MeridianLink, Inc., a California corporation, as amended or modified from time to time;

(g) increase or decrease the authorized number of Managers on the Board;

(h) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, indebtedness exceeding $15,000,000;

(i) following the date hereof, terminate the Company’s or any Subsidiary’s chief executive officer or chief financial officer or employ a new chief executive officer or chief financial officer;

(j) enter into any material refinancing of the senior credit facilities of the Company or any of its Subsidiaries;

(k) make any material changes to the nature of the primary business of the Company or any of its Subsidiaries;

(l) compromise or settle, or permit any Subsidiary to compromise or settle, any litigation or dispute for an amount in excess of $15,000,000; or

(m) change the Company’s, or any Subsidiary’s, auditors or the Company’s material accounting policies.

Section 5.3 Composition and Election of the Board of Managers.

(a) Number and Designation. The number of Managers on the Board shall be the number serving pursuant to clauses (i) through (v) below, and may be increased from time to time by the holders of the Required Interest. The Board shall at all times be comprised of the following persons:

(i) up to 2 representatives (the “TB DF Managers”) designated by TB DF, who initially shall be Paul Zuber and A.J. Rohde;

(ii) up to 1 representative (the “TB DFA Managers”) designated by TB DFA, who initially shall be Anirudh Jangalapalli;

(iii) up to 1 representatives (the “TB DFII Managers”) designated by TB DFII, who initially shall be Laurens Albada;

(iv) up to 1 representatives (the “TB DFII-A Managers” and together with the TB DF Managers, TB DFA Managers and TB DFII Managers, the “TB Managers”) designated by TB DFII-A, who initially shall be Nicolaas Vlok; and

(v) so long as an individual has been appointed as the Chief Executive Officer of the Company or its Subsidiaries, the Company’s or its Subsidiaries’ Chief Executive Officer (the “Executive Manager”), who initially shall be Timothy Nguyen.

(b) Term. Members of the Board shall serve from their designation in accordance with the terms hereof until their resignation, death or removal in accordance with the terms hereof. Members of the Board need not be Unitholders and need not be residents of the State of Delaware. A person shall become a Manager (other than the Executive Manager) and member of the Board effective upon receipt by the Company at its principal place of business of a written notice addressed to the Board (or at such later time or upon the happening of some other event specified in such notice) of such person’s designation from the person or persons entitled to designate such manager pursuant to Section 5.3(a); provided that the persons specifically named in Section 5.3(a) (other than the Executive Manager) shall be members of the Board commencing on the date hereof without further action. The Company’s or its Subsidiaries’ Chief Executive Officer shall become the Executive Manager and a member of the Board effective upon his or her election to such office by the Board; provided that the person specifically named in Section 5.3(a)(v) as the initial Executive Manager shall be the Executive Manager commencing on the date hereof without further action. A member of the Board may resign as such by delivering his, her or its written resignation to the Company at the Company’s principal office addressed to the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

(c) Removal; Assignment. If the Executive Manager ceases to be the Company’s or its Subsidiaries’ Chief Executive Officer for any reason, such Executive Manager shall, at such time, be automatically removed from the Board and each committee thereof and from the board of directors or board of managers of each of the Company’s Subsidiaries and any committees thereof; provided that Timothy Nguyen shall continue to serve as a member of the Board if he is the Company and its Subsidiaries’ Chief Financial Officer, Chief Operating Officer, Chief Technical Officer or a similar senior officer position so long as he holds such senior officer position. The removal from the Board or any of its committees (with or without cause) of any TB Manager shall be upon (and only upon) the written request of TB DF, in the case of the TB DF Managers, TB DFA, in the case of the TB DFA Managers, TB DFII, in the case of the TB DFII Managers, or TB DFII- A, in the case of the TB DFII-A Managers. Each of TB DF, TB DFA, TB DFII and TB DFII-A may transfer its right to appoint any TB Manager to any TB Fund or its Affiliates

(d) Vacancies. In the event that any designee under Section 5.3(a) (other than the Executive Manager) for any reason ceases to serve as a member of the Board, (i) the resulting vacancy on the Board shall be filled by a Person that is designated by the person or persons originally entitled to designate such Manager pursuant to Section 5.3(a) (provided that, if any party fails to designate a person to fill a vacancy on the Board pursuant to the terms of this Section 5.3(d), such vacant managership shall remain vacant until such managership is filled pursuant to this Section 5.3(d)), and (ii) such designee shall be removed promptly after such time from each committee of the Board. In the event that the Executive Manager for any reason ceases to serve as a member of the Board (including as a result of ceasing to be the Company’s Chief Executive Officer), the position of Executive Manager shall remain vacant until the Company’s Chief Executive Officer is next appointed by the Board.

(e) Reimbursement. The Company shall pay all reimbursable out-of-pocket costs and expenses incurred by each member of the Board in the course of their service hereunder, including in connection with attending regular and special meetings of the Board, any board of managers or board of directors of each of the Company’s Subsidiaries and/or any of their respective committees.

(f) Reliance by Third Parties. Any Person dealing with the Company, other than a Unitholder, may rely on the authority of the Board (or any Officer authorized by the Board) in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement. Every agreement, instrument or document executed by the Board (or any Officer authorized by the Board) in the name of the Company with respect to any business or property of the Company shall be conclusive evidence in favor of any Person relying thereon or claiming thereunder that

(i) at the time of the execution or delivery thereof, this Agreement was in full force and effect, (ii) such agreement, instrument or document was duly executed according to this Agreement and is binding upon the Company and (iii) the Board or such Officer was duly authorized and empowered to execute and deliver such agreement, instrument or document for and on behalf of the Company.

(g) Subsidiary Board of Managers or Board of Directors. The Company shall at all times, unless otherwise determined by the Board in its discretion, cause the board of managers or board of directors of each of the Company’s Subsidiaries to be comprised of the same persons who are then Managers of the Board pursuant to Section 5.3(a).

Section 5.4 Board Meetings and Actions by Written Consent

(a) Meetings. Meetings of the Board and any committee thereof shall be held at the principal office of the Company or at such other place as may be determined by the Board or such committee. A majority of the Managers present in person or through their duly authorized attorneys-in-fact shall constitute a quorum at any meeting of the Board. Business may be conducted once a quorum is present. Regular meetings of the Board shall be held on such dates and at such times as shall be determined by the Board. Special meetings of the Board may be called by (i) a majority of the Managers (or, in the case of a special meeting of any committee of the Board, by a majority of the members thereof) or (ii) any TB Manager, in each case, on at least 24 hours’ prior written notice to the other Managers. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement. The actions taken by the Board or any committee at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Manager as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof.

(b) Voting. Each Manager shall have one vote on all matters submitted to the Board or any committee thereof (whether the consideration of such matter is taken at a meeting, by written consent or otherwise). The affirmative vote (whether by proxy or otherwise) of members of the Board holding a majority of the votes of all members of the Board shall be the act of the Board. Except as otherwise provided by the Board when establishing any committee, the affirmative vote (whether by proxy or otherwise) of members of such committee holding a majority of the votes of all members of such committee shall be the act of such committee.

(c) Action by Written Consent or Telephone Conference. Any action permitted or required by the Delaware Act, the Certificate or this Agreement to be taken at a meeting of the Board or any committee designated by the Board may be taken without a meeting, without notice and without a vote if a consent in writing, setting forth the action to be taken, is signed by at least one TB DF Manager, one TB DFA Manager, one TB DFII Manager, one TB DFII-A Manager and the Managers or members of such committee, as the case may be, that have at least the number of votes required to take such action at a meeting of the Board if all Managers were present at such meeting. Such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board or any such committee, as the case may be. Subject to the requirements of the Delaware Act, the Certificate or this Agreement for notice of meetings, unless otherwise restricted by the Certificate, the Managers or members of any committee designated by the Board may participate in and hold a meeting of the Board or any committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 5.5 Committees; Delegation of Authority and Duties

(a) Committees. The Board may, from time to time, designate one or more committees. Any such committee, to the extent provided in the enabling resolution or in the Certificate or this Agreement, shall have and may exercise all of the authority of the Board. The Board may dissolve any committee at any time, unless otherwise provided in the Certificate or this Agreement.

(b) Delegation. The Board may, from time to time, delegate to one or more Persons (including any Manager or Officer) such authority and duties as the Board may deem advisable in addition to those powers and duties set forth in Section 5.1(a). The Board also may assign titles (including chairman, chief executive officer, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any Manager, Unitholder or other individual and may delegate to such Manager, Unitholder or other individual certain authority and duties. Any number of titles may be held by the same Manager, Unitholder or other individual. Any delegation pursuant to this Section 5.5(b) may be revoked at any time by the Board.

Section 5.6 Officers. The Board may (but need not), from time to time, designate and appoint one or more persons as an Officer of the Company. No Officer need be a resident of the State of Delaware, a Unitholder or a Manager. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation formed, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to (a) any specific delegation of authority and duties made to such Officer by the Board pursuant to the third sentence of this Section 5.6 or (b) any delegation of authority and duties made to one or more Officers pursuant to the terms of Section 5.5(b). Each Officer shall hold office until such Officer’s successor shall be duly designated and qualified or until such Officer’s death or until such Officer shall resign or shall have been removed in the manner hereinafter provided. The management of the business and affairs of the Company by the Officers and the exercising of their powers shall be conducted under the supervision of and subject to the approval of the Board. Any number of offices may be held by the same individual. Any Officer may be removed as such, either with or without cause, by the Board in its discretion at any time or by the holders of the Required Interest in their discretion at any time; provided, however, that any such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Designation of an Officer shall not in and of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Board and shall remain vacant until filled by the Board. The Officers, in the performance of their duties as such, shall owe to the Company and the Unitholders duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware. The initial officers of the Company shall be as set forth on the Schedule of Initial Officers attached hereto.

Section 5.7 Company Funds. No Manager or Officer may commingle the Company’s funds with the funds of any Unitholder, Manager or Officer.

Section 5.8 Standard of Board and Manager Actions.

(a) No Duties. Notwithstanding anything in this Agreement to the contrary, no Manager, in his, her, or its capacity as such, shall have any duty (including fiduciary duty), or any liability for breach of duty (including fiduciary duty), to the Company, any Unitholder, any other Manager or any other Person (including any creditor of the Company), and no implied duties, covenants or obligations shall be read into this Agreement against any Manager in his, her, or its capacity as such. To the extent that, at law or in equity, any Manager would otherwise have duties (including fiduciary duties) and liabilities relating thereto to the Company, any Unitholder, any other Manager, or any other Person, such Manager shall not be liable to the Company, any Unitholder, any other Manager, or any other Person for breach of duty (including fiduciary duty) for its good faith reliance on the provisions of this Agreement, and the provisions of this Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liability of such Manager otherwise existing at law or in equity, are agreed by the Company and each Unitholder to replace such other duties and liabilities of such Manager.

(b) Board Discretion. Whenever in this Agreement or any other agreement contemplated herein or to which the Company is a party the Board (or any committee thereof) is permitted or required to take any action or to make a decision or determination, the Board (or such committee) shall take such action or make such decision or determination in its sole discretion, unless another standard is expressly set forth herein or therein. Whenever in this Agreement or any other agreement contemplated herein the Board (or any committee thereof) is permitted or required to take any action or to make a decision or determination in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, each Manager shall be entitled to consider such interests and factors as such Manager desires (including, the interests of such Manager’s Affiliates, employer, partners and their Affiliates).

(c) Good Faith and Other Standards. Whenever in this Agreement or any other agreement contemplated herein or to which the Company is a party the Board (or any committee thereof) is permitted or required to take any action or to make a decision or determination in its “good faith” or under another express standard, each Manager shall act under such express standard and, to the extent permitted by applicable law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or to which the Company is a party, and, notwithstanding anything contained herein to the contrary, so long as such Manager does not with such action breach the implied covenant of good faith and fair dealing (in each case, as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected)), the resolution, action or terms so made, taken or provided by the Board (or any committee thereof) shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon such Manager or any of such Manager’s Affiliates, employees, agents or representatives and shall be final, conclusive and binding on the Company and the Unitholders. With respect to any action taken or decision or determination made by any Manager or the Board (or any committee thereof), it shall be presumed that each Manager and the Board (or such committee thereof) acted in good faith and in compliance with this Agreement and the Delaware Act and any Person bringing, pleading or prosecuting any claim with respect to any action taken or decision or determination made by the Board (or any committee thereof) shall have the burden of overcoming such presumption by clear and convincing evidence; provided, that for the avoidance of doubt, this sentence shall not be deemed to increase or place any duty (including any fiduciary duty) on the Board or its Managers.

(d) Effect on Other Agreements. This Section 5.8 shall not in any way affect, limit or modify any Officer’s or employee’s liabilities or obligations under any Management Equity Agreement, employment agreement, consulting agreement, confidentiality agreement, noncompete agreement, nonsolicit agreement or any similar agreement with the Company or any of its Subsidiaries.

(e) Other. Nothing in this Agreement or, except as set forth in Section 5.8(d), any other current or future agreement shall limit this Section 5.8 or the intent of the parties set forth in the first sentence of Section 5.8(a) and any language contrary to this Section 5.8 in this Agreement or, except as set forth in Section 5.8(d), any other current or future agreement shall limit this Section 5.8 if and only if it specifically references this Section 5.8. This Section 5.8 supersedes any and all prior agreements and understandings with respect to the subject matter of this Section 5.8. No amendment or modification of this Agreement shall limit this Section 5.8 with respect to actions taken prior to such amendment.

ARTICLE VI

EXCULPATION AND INDEMNIFICATION

Section 6.1 Exculpation.

(a) No Officer shall be liable to any other Officer, current or former Manager, the Company, any Related Institutional Person or any Unitholder for any loss suffered by the Company or any Unitholder except to the extent such loss is caused by such Person’s fraud, breach of any duty (including any fiduciary duty), gross negligence or willful misconduct, or, in the case of a criminal matter, such Person having acted or failed to act with knowledge that such conduct was unlawful, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected). No Officer shall be liable for errors in judgment or for any acts or omissions that do not constitute fraud, breach of any duty (including any fiduciary duty), gross negligence or willful misconduct or, in the case of a criminal matter, such Person having acted or failed to act with knowledge that such conduct was unlawful.

(b) Notwithstanding anything herein to the contrary, no Related Institutional Person or current or former Manager shall be liable to any Officer, current or former Manager, the Company, any other Related Institutional Person or any Unitholder for any loss suffered by the Company, any other Manager, or any Unitholder except to the extent such loss is caused by (i) such Person’s fraud, or (ii) in the case of a criminal matter, such Person having acted or failed to act with knowledge that such conduct was unlawful, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected). No Related Institutional Person or current or former Manager shall be liable for such Person’s gross negligence, willful misconduct or any errors in judgment or for any acts or omissions that do not constitute fraud or, in the case of a criminal matter, such Person having acted or failed to act with knowledge that such conduct was unlawful.

(c) Any Officer or Manager may consult with counsel and accountants in respect of Company affairs, and provided such Person acts in good faith reliance upon the advice or opinion of such counsel or accountants, such Person shall not be liable for any loss suffered by any Officer, current or former Manager, the Company or any Unitholder in reliance thereon.

Section 6.2 Right to Indemnification.

(a) Subject to the limitations and conditions as provided in this Article VI, each Indemnitee who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Unitholder or Indemnitee, shall be indemnified by the Company to the fullest extent permitted by the Delaware Act, as the same exists or may hereafter be amended, but subject to the limitations expressly provided in this Agreement, against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including reasonable attorneys’ fees) actually incurred by such Indemnitee in connection with such Proceeding, and indemnification under this Article VI shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Indemnitee to indemnity hereunder; provided, that, except to the extent such Indemnitee is entitled to or receives exculpation pursuant to Section 6.1, no Indemnitee shall be indemnified for any judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements or reasonable expenses (including attorneys’ fees) actually incurred by such Indemnitee that are attributable to (i) such Indemnitee’s or its

Affiliates’ (the term “Affiliates” excluding, for purposes hereof, the Company and its Subsidiaries) fraud, gross negligence or willful misconduct or, in the case of a criminal matter, such Person having acted or failed to act with knowledge that such conduct was unlawful, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected), (ii) an Officer’s breach of fiduciary duties, (iii) proceedings initiated by the Indemnitee or proceedings against the Company or any of its Subsidiaries, (iv) proceedings initiated by the Company or any of its Subsidiaries against an employee or (v) economic losses or tax obligations incurred by an Indemnitee as a result of owning Units. The rights granted pursuant to this Article VI shall be deemed contract rights, and no amendment, modification or repeal of this Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VI could involve indemnification for negligence or under theories of strict liability.

(b) The indemnification provided by this Section 6.2 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Managers, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(c) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.2 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise not prohibited by the terms of this Agreement.

(d) No amendment, modification or repeal of this Section 6.2 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(e) The provisions of this Section 6.2 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

Section 6.3 Advance Payment. The Company shall pay the reasonable expenses incurred by an Indemnitee of the type entitled to be indemnified under Section 6.2 who was, is or is threatened to be made a named defendant or respondent in a Proceeding (other than with respect to a Proceeding initiated by such Person (except for a Proceeding to enforce such Indemnitee’s rights under this Section 6.3) or with respect to a Proceeding between such Person on the one hand and any of the Company or its Affiliates on the other) as such expenses are incurred and upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

Section 6.4 Indemnification of Employees and Agents. The Company, by adoption of a resolution of the Board, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Persons who are not or were not Managers or Officers but who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to Managers and Officers under this Article VI.

Section 6.5 Appearance as a Witness. Notwithstanding any other provision of this Article VI, the Company shall pay or reimburse reasonable out-of-pocket expenses incurred by a Manager or Officer in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

Section 6.6 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right which an Indemnitee may have or hereafter acquire under any law (common or statutory), provision of the Certificate or this Agreement, agreement, vote of Unitholders or disinterested Managers or otherwise. Without limiting the foregoing, the Company and each Unitholder hereby acknowledges that one or more of the Indemnitees may have certain rights to indemnification, advancement of expenses and/or insurance provided by an Affiliated Institution. The Company and each Unitholder hereby agrees that, with respect to any such Indemnitee, the Company (a) is, relative to each Affiliated Institution, the indemnitor of first resort (i.e., its obligations to the applicable Indemnitee under this Agreement are primary and any duplicative, overlapping or corresponding obligations of an Affiliated Institution are secondary), (b) shall be required to make all advances and other payments under this Agreement, and shall be fully liable therefor, without regard to any rights any such Indemnitee may have against his or her Affiliated Institution (and, if an Affiliate of the Company makes such advances or payments, then the Company’s obligations to indemnify hereunder shall include reimbursement of such Affiliate and such Affiliate shall be deemed an Indemnitee hereunder for purposes of its entitlement to such reimbursement), and (c) irrevocably waives, relinquishes and releases any such Affiliated Institution from any and all claims against such Affiliated Institution for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by an Affiliated Institution on behalf of any Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company shall affect the foregoing and any such Affiliated Institution shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any such applicable Indemnitee against the Company. The Company and each Unitholder agree that each Affiliated Institution is an express third party beneficiary of the terms of this Section 6.6.

Section 6.7 Insurance. The Company may purchase and maintain insurance, or cause its Subsidiaries to purchase and maintain insurance, at its or their expense, to protect itself and any

Person who is or was serving as a Manager, Officer or agent of the Company or is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited ability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article VI.

Section 6.8 Limitation. Notwithstanding anything contained herein to the contrary (including in this Article VI), any indemnity by the Company relating to the matters covered in this Article VI shall be provided out of and to the extent of the Company’s assets only, and no Unitholder shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company.

Section 6.9 Third Party Beneficiaries. Notwithstanding anything in this Agreement to the contrary, each of the Managers, Officers or other Persons entitled to be indemnified pursuant to this Article VI are intended third party beneficiaries of this Article VI and shall be entitled to enforce such provision (as it may be in effect from time to time).

Section 6.10 Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager, Officer or any other Person indemnified pursuant to this Article VI as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII

CERTAIN TAX AND ACCOUNTING MATTERS

Section 7.1 Corporation for Tax Purposes. The Company shall be treated as a corporation for federal and, to the extent permissible, state and local income tax purposes. The Company has filed the Check-the-Box Election to treat the Company as an association taxable as a corporation for U.S. federal income tax purposes and, unless otherwise determined by the Board, neither the Company nor any Unitholder shall take any action inconsistent with such tax treatment, including the filing of any election to treat the Company as other than a corporation for U.S. federal income tax purposes. In the event that the Board determines, with the consent of the holders of the Required Interest, that the Company should elect to be treated as a partnership for federal income tax purposes (including, if applicable, on a retroactive basis) pursuant to Treasury Regulation 301.7701-3 (or any successor regulation or provision) or, to the extent permissible, state or local income tax purposes, each Unitholder and former Unitholder shall cooperate with the Company to make such election (including, if applicable, on a retroactive basis), including by executing any forms or documents required in connection therewith. To the extent the Company elects to be treated as a partnership pursuant to the foregoing sentence the Company shall first (i) give each Institutional Holder written notice at least thirty (30) days prior to making such election and (ii) cooperate in good faith with such Unitholder to permit it to restructure its interests in the Company, including by Transferring any interests in any Units to a Permitted Transferee.

Section 7.2 Payments Attributable to a Unitholder. If the Company is required by law to make any tax payment that is specifically attributable to a Unitholder or a Unitholder’s status as such (including any federal, state, local or foreign withholding, personal property, personal property replacement, unincorporated business or other taxes), then such Unitholder shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). The Company may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 7.2, including instituting a lawsuit to collect such indemnification and contribution with interest calculated at a rate equal to 10% per annum, compounded as of the last day of each year (but not in excess of the highest rate per annum permitted by law) and shall be entitled to deduct and offset any amounts owed to the Company by a Unitholder hereunder from amounts otherwise payable or distributable to such Unitholder. The obligations hereunder shall survive the winding up or dissolution of the Company.

ARTICLE VIII

TRANSFER OF COMPANY INTERESTS

Section 8.1 Restrictions on Transfers of Units.

(a) Transfer of Units. In general, no Unitholder shall Transfer any interest in his, her or its Units or any interest therein or other interest in the Company except (i) pursuant to the provisions of, and in accordance with the conditions set forth in, this Section 8.1, (ii) with the prior written consent of the Board or the Required Interest, (iii) pursuant to any agreement that provides for a right to repurchase Units held by an Executive or Management Unitholder, (iv) to Permitted Transferees as contemplated in Section 8.1(c) hereof, (v) in connection with a sale of such Units or Company interests pursuant to the Registration Rights Agreement or (vi) pursuant to a conversion of the Company in accordance with Article XII.

(b) Participation Rights.

(i) At least 30 days prior to any Transfer of Units (other than pursuant to a Public Offering) by any TB Fund (a “Transferring Investor”), such Transferring Investor(s) shall deliver a written notice (the “Sale Notice”) to the Company, the other Institutional Holders (including, for all purposes under this Section 8.1(b), such Institutional Holder’s Permitted Transferees then holding Units), the Rollover Investors and any Executive or Management Unitholder granted participation rights in writing pursuant to a Management Equity Agreement (the “Other Unitholders”), specifying in reasonable detail the identity of the prospective transferee(s), the number and class of Units to be transferred and the terms and conditions of the Transfer. The Other Unitholders may elect to participate in the contemplated Transfer, with respect to each class of Units subject to such Transfer, at the same price per Unit for each class of Units and on the same terms by delivering written notice to the Transferring Investor(s) within 14 days after delivery of the Sale Notice. If any Other Unitholders have elected to participate in such Transfer, the Transferring Investor(s) and such Other Unitholders shall be entitled to sell in the contemplated Transfer, at the same price for each class of Units and on the same terms, a number of such class of Units equal to the product of (A) the quotient determined by dividing the percentage of such class of Units owned by such Person by the aggregate percentage of such class of Units owned by the Transferring Investor(s), and all of the Other Unitholders (including the Person in the numerator of this clause (A)) participating in such sale and (B) the number of Units of such class to be sold in the contemplated Transfer. For the avoidance of doubt, each Other Unitholder’s participation right pursuant to this Section 8.1(b) shall be determined separately for each class of Units that is the subject of such Transfer.

For example, if the Sale Notice contemplated a sale of 100 Class B Units by the Transferring Investor(s), and if the Transferring Investor(s) at such time owns 30% of all Class B Units and if one Other Unitholder elects to participate and owns 20% of all Class B Units, then the Transferring Investor(s) would be entitled to sell 60 Class B Units ((30% ^ 50%) x 100 units) and the Other Unitholder would be entitled to sell 40 Class B Units ((20% ^ 50%) x 100 units).

(ii) Notwithstanding anything herein to the contrary, if a Transferring Investor(s) intends to Transfer Units of more than one class, each of the Other Unitholders electing to participate must participate in all such Transfers (to the extent such Other Unitholders holds such other class). The Transferring Investor(s) shall use its reasonable best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Unitholders in any contemplated Transfer. The Transferring Investor(s) shall not transfer any of its Units to any prospective transferee(s) unless (x) the prospective transferee(s) agrees to allow the participation of the Other Unitholders or (y) the Transferring Unitholder(s) agrees to purchase the number of such class of Units from the Other Unitholders that the Other Unitholders would have been entitled and desired to sell pursuant to this Section 8.1(b) (in which case, the Transferring Investor(s) shall be entitled to sell such additional number of such class of Units to the prospective transferee(s) for the consideration per Units to be paid to the Transferring Investor(s) by the prospective transferee(s); provided that, in the event the Units are sold to the Transferring Investor(s) pursuant to the foregoing clause (y), such Unitholder shall execute and deliver such definitive documentation as the Transferring Investor(s) shall reasonably request, including any contribution agreement, indemnification agreement, expense reimbursement agreement or other similar documentation necessary or appropriate in order to provide that such sale of such Unitholder’s Units shall be on the same terms, and subject to the same obligations and conditions set forth in this Section 8.1(b), as if such Unitholder had sold such Units directly to such prospective transferee(s). Each Unitholder transferring Units pursuant to this Section 8.1(b) shall pay his, her or its pro rata share (based on the number of Units to be sold to the prospective transferee(s) or, pursuant to clause (y) of the preceding sentence, the Transferring Investor(s)) of the expenses incurred by the Unitholders in connection with such transfer and shall be obligated to join on a pro rata basis (based on the number of Units to be sold to the prospective transferee(s) or, pursuant to clause (y) of the preceding sentence, the Transferring Investor(s)) and, for the avoidance of doubt, on a several, not joint and several, basis, in any indemnification or other obligations that the Transferring Investor(s) agrees to provide in connection with such transfer (other than any such obligations that relate specifically to a particular Unitholder, such as indemnification with respect to representations and warranties given by a Unitholder regarding such Unitholder’s title to and ownership of Units (in which case such Unitholder shall be solely liable); provided that, no Unitholder shall be obligated in connection with such Transfer to directly make any representation or warranty on behalf of the Company or any of its Subsidiaries or any other Unitholder or agree to indemnify or hold harmless the other transferees with respect to an amount in excess of the gross proceeds received by such Unitholder in connection with such Transfer; and provided further that, no Institutional Holder shall be required to execute a noncompetition agreement unless a TB Fund has agreed to sign a non-competition agreement).

(c) Permitted Transfers. The restrictions set forth in this Section 8.1 shall not apply with respect to any Transfer of Units by a Unitholder (i) in the case of an Executive or Management Unitholder, to any one or more Persons in such Executive or Management Unitholder’s Family Group (whether pursuant to applicable laws of descent and distribution or otherwise) or (ii) in the case of an Institutional Holder, to any of its Affiliates (including without limitation its limited partners and limited liability company members on a pro rata basis, and any investment funds managed by such Institutional Holder or any of its Affiliates) (collectively referred to herein as “Permitted Transferees”); provided that the restrictions contained in this Section 8.1 shall continue to be applicable to the Units after any such Transfer; provided, further, that the transferees of such Units shall have agreed in writing to be bound by the provisions of this Agreement. For purposes of this Agreement, “Family Group” means, collectively, (x) an Executive or Management Unitholder’s spouse and descendants (whether natural or adopted), (y) if established solely for estate planning purposes, (A) any trust solely for the benefit of the Executive or Management Unitholder and/or the Executive’s or Management Unitholder’s spouse and/or descendants and (B) any family partnership, the partners of which consist solely of the Executive or Management Unitholder and/or the Executive’s or Management Unitholder’s spouse and/or descendants and (z) family foundations solely for the benefit of the Executive or Management Unitholder and/or the Executive or Management Unitholder’s spouse and/or descendants.

(d) Proportional Transfer. Except as otherwise previously approved by the Board, each Transfer of Units by a Unitholder must be made simultaneously in respect of Class A Units and Class B Units and must be made such that the proportion of such Unitholder’s Class A Units to its Class B Units, taken together, remains constant following such Transfer.

(e) Excluded Units. Notwithstanding anything herein to the contrary, unless otherwise determined by the Board in its sole discretion, none of the following Units shall be permitted to participate in any Transfer under this Section 8.1: (i) Units issuable upon the exercise of employee options (or similar equity-like incentive Units) which have not vested or are otherwise not exercisable; (ii) Units issuable upon the exercise of vested employee options (or similar equity-like incentive Units) whose per Unit exercise price is more than the price to be paid for such Unit in such Transfer; and (iii) Units which are issued as grants of incentive equity and/or restricted equity awards to officers, managers, employees or service providers of the Company and that are at the time of such Transfer subject to vesting (i.e., to the extent subject to possible forfeiture) or repurchase at Original Cost (as defined in the underlying Management Equity Agreement with respect thereto) other than in connection with a termination for Cause (as defined in the underlying Management Equity Agreement with respect thereto).

(f) Termination. The restrictions on Transfer contained in this Section 8.1 shall terminate upon the earlier of the consummation of the Company’s initial Public Offering or the consummation of a Sale of the Company.

Section 8.2 Sale of the Company.

(a) Approved Sale. If the Required Interest approves a Sale of the Company (an “Approved Sale”), each Unitholder shall vote for and consent to and raise no objections against such Approved Sale and in connection therewith shall waive any claims related thereto, including claims relating to the fairness of the Approved Sale, the price paid for the Company Equity Securities in such Approved Sale, the process or timing of the Approved Sale or any similar claims. If the Approved Sale is structured as a (i) merger, business combination, equity exchange or consolidation, each Unitholder shall (to the extent applicable) waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger, equity exchange or consolidation, (ii) sale of equity or equity exchange, each Unitholder shall agree to sell or exchange, as applicable, all of his, her or its Units or rights to acquire Units in the same proportion as, and on the terms and conditions approved by the Required Interest or (iii) sale of the Company’s assets, each holder of Units shall (to the extent applicable) vote his, her or its Units to approve such sale and any subsequent liquidation of the Company or other pro rata distribution of the proceeds therefrom to the Unitholders, whether by written consent or at a meeting of the Unitholders; provided, that, for the avoidance of doubt, nothing in the foregoing clauses (i) through (iii) is intended or shall be deemed or interpreted to otherwise modify, supersede or diminish the authority of the Board set forth in this Agreement or the limitations agreed to by the Unitholders set forth in Article III. Each Unitholder shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Company or the Required Interest (whether in his, her or its capacity as a Unitholder, director, member of a board committee or other governing body or committee, officer or employee and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings).

(b) Consideration Received. Upon the consummation of the Approved Sale, each Unitholder shall receive in exchange for each Unit of any class or series of Units held by such Units the same form of consideration (i.e., cash, securities or other non-cash) and the same portion of the aggregate consideration from such Approved Sale that such Units would have received in respect of such Unit if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in this Agreement, including Section 4.1 herein, as in effect immediately prior to the consummation of such Approved Sale; provided that the requirement that each

Unitholder receives the same form of consideration as set forth above shall be deemed satisfied with respect to (i) the Institutional Holders and their Permitted Transferees, so long as each Institutional Holder and each of their Permitted Transferees, at their election, receives the same form of consideration, the same amount of consideration per Company Equity Security, and the same option as to the form of consideration as the TB Funds receive in the Approved Sale; provided, further, that the TB Funds may be given the option or be required to rollover a portion of their Company Equity Securities, which optional or mandatory rollover need not be offered to the other Unitholders and (ii) all other Unitholders, even if (x) holders of Unvested Class B Units receive no consideration and (y) certain Unitholders at their election receive, to the exclusion of others, securities of the entity (or an Affiliate thereof) acquiring the Company in an Approved Sale, so long as each such Unitholder receives the same amount of value, whether in cash or such securities, as of the closing of such Approved Sale with respect to such Unitholder’s Units. In the event of a change in control, unvested Units are automatically forfeited for no consideration.

(c) Rule 506. If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Unitholder who is not then an “accredited investor” as such term is defined in Rule 501, will, at the request of the Company, appoint a “purchaser representative” (as such term is defined in Rule 501) reasonably acceptable to the Company. If any such Unitholder appoints a purchaser representative designated by the Company, then the Company shall pay the fees of such purchaser representative, but if such Unitholder declines to appoint the purchaser representative designated by the Company, such holder shall appoint another purchaser representative, and such holder shall be responsible for the fees of the purchaser representative so appointed.

(d) Unitholder Obligations in Approved Sale. Generally, the Company shall pay all transaction costs associated with any Approved Sale to the extent such costs are incurred for the benefit of all Unitholders. To the extent such costs are not incurred by the Company prior to the distribution to the Unitholders of proceeds from any Approved Sale or by the acquiring company, such costs shall be borne by each Unitholder according to his, her or its pro rata share (based upon the amount of consideration received by such holder for such Units in the Approved Sale) of the costs of any Approved Sale. Each Unitholder shall be obligated to join on a pro rata basis (based upon the amount of consideration received by such holder in the Approved Sale for such Unitholder’s Units) and, for the avoidance of doubt, on a several, not joint and several, basis, in any indemnification or other obligations that the Required Interest agrees to provide in connection with such Approved Sale, other than any such obligations that relate specifically to any Unitholder such as indemnification with respect to representations and warranties given by a Unitholder regarding such Unitholder’s title to and ownership of Units (in which case such Unitholder shall be solely liable); provided, that no Unitholder shall be obligated in connection with such Approved Sale to directly make any representation or warranty on behalf of the Company or any of its Subsidiaries or any other Unitholder; provided, further, that (i) the liability for such indemnification or obligations that relate to a Unitholder shall not exceed such Unitholder’s gross proceeds received from such Approved Sale, and (ii) no Institutional Holder shall be required to execute a noncompetition agreement unless a TB Fund has agreed to sign a non-competition agreement.

(e) Seller Representative. Subject to the limitations set forth in this Section 8.2, in connection with an Approved Sale, all of the Unitholders, collectively, shall irrevocably constitute and appoint Thoma Bravo (the “Seller Representative”) as his, her or its representative, agent and attorney-in-fact with full power of substitution to act and to do any and all things and execute any and all documents on behalf of such Unitholder that may be necessary, convenient or appropriate to facilitate the consummation of an Approved Sale (including in their capacity as incentive equityholders, optionholders and/or warrantholders), including but not limited to: (i) execution of the documents and certificates pursuant to an Approved Sale; (ii) receipt of payments under or pursuant to an Approved Sale and disbursement thereof to the Unitholders and others, as contemplated by such Approved Sale; (iii) receipt and forwarding of notices and communications pursuant to an Approved Sale; (iv) administration of the provisions of any agreements entered into in connection with an Approved Sale; (v) giving or agreeing to, on behalf of all or any of the Unitholders, any and all consents, waivers, amendments or modifications deemed by Thoma Bravo, in its reasonable and good faith discretion, to be necessary or appropriate in connection with an Approved Sale and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (vi) amending any agreement entered into in connection with an Approved Sale or any of the instruments to be delivered pursuant to such Approved Sale; (vii)(A) dispute or refrain from disputing, on behalf of each Unitholder relative to any amounts to be received by such Unitholder under any agreements contemplated by an Approved Sale, any claim made by the purchaser pursuant to such agreements contemplated thereby, (B) negotiate and compromise, on behalf of each such Unitholder, any dispute that may arise under, and exercise or refrain from exercising any remedies available under, any agreement entered into in connection with an Approved Sale, and (C) execute, on behalf of each such Unitholder, any settlement agreement, release or other document with respect to such dispute or remedy; except in each case with respect to a dispute between a Unitholder on the one hand and Thoma Bravo on the other hand; and (viii) engaging attorneys, accountants, agents or consultants on behalf of such Unitholders in connection with any Approved Sale or any other agreement contemplated thereby and paying any fees related thereto to the extent not paid by the Company or the Person acquiring the Company (to be reimbursed pro rata by the Unitholders based upon the amount of consideration received by each Unitholder in the Approved Sale).

(f) Acts of the Seller Representative. All acts permitted to be taken by Thoma Bravo hereunder in its capacity as the agent and representative of the Unitholders shall be deemed to be acts on behalf of the Unitholders and not of Thoma Bravo individually. Thoma Bravo shall not be liable to the Unitholders in its capacity as agent and representative for any liability of a Unitholder or otherwise or for any error of judgment, any act done or step taken or for any mistake in fact or law, except where such liability is finally determined by a court of competent jurisdiction to have resulted from the willful misconduct or intentional fraud of, or the intentional breach of this Agreement by, Thoma Bravo, any of its Affiliates or any of their respective directors, officers, employees, representatives or agents. Thoma Bravo may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability in its capacity as agent and representative to the Unitholder or the Company and shall be fully protected with respect to any action taken, omitted or suffered by it in good faith in accordance with the advice of such counsel. Thoma Bravo shall not by reason of this Agreement have a fiduciary relationship in respect of any Unitholder, except in respect of amounts received on behalf of the Unitholders. The Unitholders shall waive any claims of breach of fiduciary duties they may have then or in the future against Thoma Bravo and any of its Affiliates or their respective directors, officers, employees, representatives or agents (to the extent such claims are attributable to acts or omissions taken in the capacity as the Seller Representative in connection with an Approved Sale), except to the extent, in connection with an Approved Sale, Thoma Bravo takes any act that results in such Unitholder being treated differently, in an adverse manner, than similarly situated Unitholders holding the same type and class of Units. The appointment of Thoma Bravo as the agent and representative of the Unitholders shall be coupled with an interest and shall be irrevocable by any Unitholder in any manner or for any reason, except as otherwise provided herein. The authority to be granted to Thoma Bravo as provided herein shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of any Unitholder pursuant to any applicable law.

(g) Termination. The provisions of this Section 8.2 shall terminate upon the consummation of the Company’s initial Public Offering.

Section 8.3 Preemptive Rights.

(a) Offer Notice. If the Company or any of its Subsidiaries authorizes the issuance or sale of any New Securities, the Company or such Subsidiary shall deliver a written notice (an “Offer Notice”) to each Institutional Holder (including, for all purposes under this Section 8.3, such Institutional Holder’s Permitted Transferees then holding Units), the Rollover Investors and any Executive or Management Unitholder granted preemptive rights in writing pursuant to a Management Equity Agreement (collectively, “Preemptive Rights Holders”) offering to issue or sell to such Preemptive Rights Holder a portion of such New Securities (and if more than one class of securities is included in the New Securities, then a portion of the amount of each such class of securities included in the New Securities) equal to the quotient determined by dividing (i) the number of Class B Units on a fully diluted basis held by such Preemptive Rights Holder (and its Permitted Transferees) by (ii) the aggregate number of Class B Units on a fully diluted basis then held by all Preemptive Rights Holders, in each case determined before giving effect to the issuance of New Securities (the “Proportionate Share”). The Offer Notice shall be delivered to each Preemptive Rights Holder within 30 calendar days following the Company’s or the applicable Subsidiary’s authorization of such issuance or sale. In order to exercise its, his or her purchase rights under this Section 8.3, a Preemptive Rights Holder must deliver a written notice (an “Election Notice”) to the Company or the applicable Subsidiary describing its election hereunder, including the amount of New Securities which such Preemptive Rights Holder desires to purchase. Such Election Notice must be delivered to the Company or the applicable Subsidiary during the ten business day period (the “Offering Period”) following such Preemptive Rights Holder’s receipt of the Offer Notice. The Offer Notice shall state: (A) the number of New Securities (x) to be issued in connection with such issuance, and (y) the portion of their respective Proportionate Shares of the New Securities to be purchased by the Investors and their Affiliates in connection with such issuance; (B) the terms of (x) such New Securities (including the per Unit purchase price thereof) and (y) any agreement such Preemptive Rights Holder will be required, in accordance with Section 8.3 to execute in connection with such issuance; and (C) the Preemptive Rights Holder’s Proportionate Share of such issuance.

(b) Purchase of New Securities. Each such Preemptive Rights Holder shall be entitled to purchase such New Securities at the most favorable price and on the most favorable economic terms as such New Securities are offered and sold; provided, that if a Person participating in such purchase of New Securities is required in connection therewith also to purchase other securities of the Company or its Subsidiaries, each Preemptive Rights Holder exercising its rights pursuant to this Section 8.3 shall also be required to purchase such other securities on the same economic terms and conditions as those on which the offeree or purchaser of the New Securities is or was required to purchase such other securities (e.g., such holder shall be required to purchase the same types and classes of other securities, in the same proportions relative to their purchases of New Securities and at the same unit prices). For example, if the Company offers to sell Class A Units and requires that, as part of such purchase, the offeree of such Class A Units must also purchase Class B Units, each Preemptive Rights Holder exercising rights to purchase Class A Units pursuant to this Section 8.3 would be obligated also to purchase the corresponding proportionate amount of Class B Units at the same price per Unit reflected in the Company’s offer. Each Preemptive Rights Holder participating in such purchase shall also be obligated to execute agreements in the form presented to such holder by the Company or its Subsidiaries, so long as such agreements (including any representations or warranties contained therein) are substantially similar to those to be or previously executed by other purchasers of New Securities (without taking into consideration any rights (including governance or approval rights) which do not entitle such other purchaser(s) to a higher economic return on the New Securities than the economic return to which the Preemptive Rights Holders exercising rights pursuant to this Section 8.3 and thereby participating in such transaction will be entitled with respect to New Securities). The purchase price for all New Securities offered to each Preemptive Rights Holder shall be payable in cash by wire transfer of immediately available funds to an account designated by the Company or the applicable Subsidiary in the Offer Notice.

(c) Remaining Securities. Upon the expiration of the Offering Period, the Company or its applicable Subsidiary shall notify each Preemptive Rights Holder that has elected to purchase securities pursuant to this Section 8.3 (such Preemptive Rights Holder, an “Electing Holder”) of any securities for which a Preemptive Rights Holder has elected not to purchase pursuant to its preemptive rights under this Section 8.3 (the “Remaining Securities”). Upon receipt of such notification, each Electing Holder shall have five business days to indicate to the Company or its applicable Subsidiary its intention to purchase such Electing Holder’s Pro Rata Portion (as defined below) of the Remaining Securities. To the extent that any Electing Holder does not exercise its right to purchase its Pro Rata Portion of the Remaining Securities, such securities shall be offered to those Electing Holders who purchased their Pro Rata Portion of the Remaining Securities pro rata in accordance with this Section 8.3(c) until there are no Remaining Securities or the

Electing Holders decline to purchase any more Remaining Securities. For purposes of this Section 8.3(c), “Pro Rata Portion” shall mean the number of securities equal to the quotient determined by dividing (i) the number of Class B Units on a fully-diluted basis held by such Electing Holder, by (ii) the aggregate number of Class B Units on a fully-diluted basis held by all Electing Holders, in each case determined before giving effect to the issuance of New Securities.

(d) Alternative Process. Notwithstanding the notice requirements of this Section 8.3, the Company or its Subsidiaries may proceed with any issuance of New Securities prior to having complied with the provisions of this Section 8.3 if (i) promptly (but in any event within ten business days) following such issuance, the Company or its applicable Subsidiary (x) provides to each Preemptive Rights Holder who would have been entitled to be given notice of such issuance under Section 8.3, notice of such issuance (which notice shall include all information required to be included in an Offer Notice) and (y) offers to sell to each Preemptive Rights Holder to whom such notice is delivered such Preemptive Rights Holder’s Proportionate Share of the issuance and any additional New Securities that such Preemptive Rights Holder would have been entitled to purchase pursuant to the procedures of this Section 8.3 (including Section 8.3(c)) had such procedures been followed prior to the issuance, (ii) the subscription (or similar) agreement with the original purchasers of the New Securities includes a provision permitting the Company or the applicable Subsidiary to repurchase, from such original purchaser, such New Securities, for a purchase price equal to the amount paid for such New Securities, in an amount necessary to satisfy any elections made by Preemptive Rights Holders who were not among such original purchasers in response to the notice furnished pursuant to clause (i) above, and (iii) any Preemptive Rights Holder that delivers an Election Notice to the Company or the applicable Subsidiary following receipt of the notice furnished pursuant to clause (i) above is permitted to purchase the New Securities it would have been entitled to purchase under this Section 8.3 had such notice been provided prior to such issuance (including any additional New Securities that such Preemptive Rights Holder would have been entitled to purchase pursuant to the procedures of Section 8.3(c) had those procedures been followed) for a purchase price equal to the amount paid for such securities either (x) from the purchaser of such New Securities or (y) from the Company or its applicable Subsidiary (in which case the Company or its Subsidiary, as applicable, shall redeem an equivalent amount of New Securities from the original purchaser(s) thereof pursuant to the redemption provisions described in clause (ii) above).

Section 8.4 Effect of Transfer. Any Unitholder who shall Transfer any Units or other interest in the Company shall cease to be a Unitholder of the Company in respect of such Units or other interest in the Company and shall no longer have any rights or privileges of a Unitholder in respect of such Units or other interest. Any Person who acquires in any manner whatsoever any Units or other interest in the Company, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other interest in the Company of such Person was subject to or by which such predecessor was bound.

Section 8.5 Other Transfer Requirements.

(a) Delivery of Counterparts. Except as otherwise approved in writing by the Board, each Transferee of Units or other interest in the Company shall, as a condition precedent to the effectiveness of such Transfer, execute a counterpart to this Agreement pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement and the other applicable Transaction Documents.

(b) Legal Opinion. No Transfer of Units or other interest in the Company may be made unless in the opinion of counsel, satisfactory in form and substance to the Board (which opinion requirement may be waived by the Board or the holders of the Required Interest), such Transfer would not violate any federal securities laws or any state or provincial securities or “blue sky” laws (including any investor suitability standards) applicable to the Company or the interest to be Transferred, or cause the Company to be required to register as an “Investment Company” under the U.S. Investment Company Act of 1940, as amended. Such opinion of counsel shall be delivered in writing to the Company prior to the date of the Transfer. Notwithstanding the foregoing, an opinion will not be required to be delivered in the case of an Institutional Holder, in the event of a Transfer to any of its Affiliates (including without limitation its limited partners and limited liability company members on a pro rata basis, and any investment fund managed by such Institutional Holder or any of its Affiliates).

(c) Legend. Promptly following written request by a Unitholder, the legend shall be removed from the certificates (if any) evidencing any Units when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act (subject to Section 8.5(b)).

Section 8.6 Void Transfers. Any Transfer by any Unitholder of any Units or other interest in the Company in contravention of this Agreement (including the failure of the transferee to execute a counterpart in accordance with Section 8.5(a)) or any other Transaction Document shall be void and ineffectual and shall not bind or be recognized by the Company or any other party. The Company shall not record such Transfer on its books or treat any purported Transferee of such Units or other interest in the Company as the owner of such securities for any purpose. No purported assignee shall have any right to any Distributions of the Company unless otherwise approved in writing by the Board and the holders of the Required Interest (in such holders’ sole discretion).

Section 8.7 Holdback Agreement. No Unitholder (including any Permitted Transferee thereof) shall effect any Public Offering or directly or indirectly distribute, lend, pledge, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or Transfer any Units or any other Company Equity Securities held by such Person during the seven days prior to and the 180-day period beginning on the effective date of the initial Public Offering (and the 90-day period beginning on the effective date of any other underwritten Public Offering), except as part of such underwritten Public Offering or unless otherwise permitted by the Board or the holders of the

Required Interest; provided that unless otherwise required by the underwriters managing an underwritten Public Offering, any waiver by the Board or the holders of the Required Interest shall be applied pro rata to each Institutional Holder and Rollover Investor. Notwithstanding anything to the contrary herein or in the Registration Agreement, if the managing underwriter of any Public Offering requires a limitation on the number of shares to be underwritten, then the number of Units or other Company Equity Securities to be included in such Public Offering shall be reduced pro rata in proportion to the Units or other Company Equity Securities owned by the Unitholders participating in such Public Offering.

ARTICLE IX

ADMISSION OF UNITHOLDERS

Section 9.1 Substituted Unitholders. In connection with the Transfer of a Company Interest of a Unitholder permitted under the terms of this Agreement and the other Transaction Documents, the Transferee shall become a Substituted Unitholder on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with or waiver of the conditions to such Transfer (unless one of the conditions to such Transfer is that Board or Unitholder consent is required for the admission of such Transferee, in which case such consent must first be obtained), including executing counterparts of, and become a party to, this Agreement and the other Transaction Documents to which the Transferor Unitholder was a party, and such admission shall be shown on the books and records of the Company.

Section 9.2 Additional Unitholders. A Person may be admitted to the Company as an Additional Unitholder only as contemplated under, and in compliance with, the terms of this Agreement, including furnishing to the Board (a) a counterpart to a letter of acceptance, in form satisfactory to the Board, of all the terms and conditions of this Agreement, including the power of attorney granted in Section 13.1 and (b) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Unitholder (including counterparts or joinders to all applicable Transaction Documents). Such admission shall become effective on the date on which the Board determines in its discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

Section 9.3 Optionholders. Except as set forth in this Agreement, no Person that holds securities (including options, warrants, or rights) exercisable, exchangeable, or convertible into Units shall have any rights in respect of such Units until such Person is actually issued Units upon such exercise, exchange, or conversion and, if such Person is not then a Unitholder, is admitted as a Unitholder pursuant to Section 9.2.

ARTICLE X

DISSOLUTION AND LIQUIDATION

Section 10.1 Dissolution. The Company shall not be dissolved by the admission of Additional Unitholders or Substituted Unitholders, or by the death, retirement, expulsion, bankruptcy or dissolution of a Unitholder. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following:

(a) at any time with the approval of the Board and the holders of the Required Interest; or

(b) the entry of a decree of judicial dissolution or an administrative dissolution of the Company under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article X, the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

Section 10.2 Liquidation and Termination.

(a) On dissolution of the Company, the Board shall act as liquidator or may appoint one or more representatives or Unitholders as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company, sell all or any portion of the Company assets for cash or cash equivalents as they deem appropriate, and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board. The liquidator shall pay, satisfy, or discharge from Company funds all of the debts, liabilities, and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine) and shall promptly distribute the remaining assets to the holders of Units in accordance with Section 4.1.

(b) In making the distributions pursuant to this Section 10.2, the liquidator shall allocate each type of asset (i.e., cash, cash equivalents, securities, etc.) among the Unitholders ratably based upon the aggregate amounts to be distributed in respect of the Units held by each such Unitholder. Any such distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidator deems reasonable and equitable and (y) the terms and conditions of any agreement governing such assets (or the operation thereof or the holders thereof) at such time.

(c) The distribution of cash and/or property to a Unitholder in accordance with the provisions of this Section 10.2 constitutes a complete return to the Unitholder of its Capital Contributions and a complete distribution to the Unitholder of its interest in the Company and all the Company’s property and constitutes a compromise to which all Unitholders have consented within the meaning of the Delaware Act. To the extent that a Unitholder returns funds to the Company, it has no claim against any other Unitholder for those funds.

Section 10.3 Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of the

State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled, and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 10.3.

Section 10.4 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 10.2 in order to minimize any losses otherwise attendant upon such winding up.

Section 10.5 Return of Capital. The liquidator shall not be personally liable for the return of Capital Contributions or any portion thereof to the Unitholders (it being understood that any such return shall be made solely from Company assets).

ARTICLE XI

VALUATION

Section 11.1 Determination. Subject to Section 11.2, the Fair Market Value of the assets of the Company or of a Unit or other interest in the Company will be determined by the Board (or, if pursuant to Section 10.2, the liquidator) in its good faith judgment in such manner as its deems reasonable and using all factors, information and data deemed by it to be pertinent.

Section 11.2 Fair Market Value.

(a) Fair Market Value of (i) a specific Company asset means the amount which the Company would receive in an orderly all cash sale of such asset (free and clear of all Liens and after payment of all liabilities secured only by such asset) in an arms-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale); and (ii) the Company means the amount which the Company would receive in an orderly all cash sale of all of its assets and businesses as a going concern (free and clear of all Liens and after payment of indebtedness for borrowed money) in an arms-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (assuming that all of the proceeds from such sale were paid directly to the Company other than an amount of such proceeds necessary to pay transfer taxes payable in connection with such sale, which amount will not be received or deemed received by the Company).

(b) After a determination of the Fair Market Value of the Company is made as provided above, the Fair Market Value of a Unit will be determined by making a calculation reflecting the cash Distributions which would be made to the Unitholders in accordance with this Agreement in respect of such Unit if the Company were deemed to have received such Fair Market Value in cash and then distributed the same to the Unitholders in accordance with the terms of this Agreement incident to the liquidation of the Company after payment to all of the Company’s creditors from such cash receipts other than payments to creditors who hold evidence of indebtedness for borrowed money, the payment of which is already reflected in the calculation of the Fair Market Value of the Company and assuming that all of the convertible debt and other convertible securities were repaid or converted (whichever yields more cash to the holders of such convertible securities), all unvested Units have vested and are entitled to participate in Distributions to the extent set forth in Section 4.1 and all options to acquire Units (whether or not currently exercisable) that have an exercise price below the Fair Market Value of such Units were exercised and the exercise price therefor paid.

ARTICLE XII

CHANGE IN BUSINESS FORM; MERGER

Section 12.1 Reorganization of the Company; Public Offering.

(a) The Board may, in order to facilitate a Public Offering, or for other reasons that the Board deems in the best interests of the Company and/or its Unitholders, cause the Company to incorporate its business, or any portion thereof or reorganize its business into a different type of entity (e.g., foreign or domestic limited partnership or similar type of entity), including by (i) conversion of the Company into a corporation pursuant to §18-216 of the Delaware Act (or any successor section thereto) or conversion of the Company into another entity, (ii) Transfer by each Unitholder of Units held by such Unitholder to one or more entities in exchange for shares (or similar ownership interests) of such entity or entities (including by merger of the Company into a corporation) or (iii) causing an entity to be admitted as a member of the Company, with such entity purchasing interests in the Company from the Company or the Unitholders (as determined by the Board).

(b) In connection with any such reorganization or exchange as provided in this Article XII, the Board may determine what securities or other property the Units of each class will be converted to or exchanged for in such reorganization or exchange; provided that each Unitholder of a particular class of Units shall receive the same form of securities and/or other property and the same amount of securities and/or other property per Unit of such class (except as necessary in the case of Class A Units, to account for differences in the amount of yield accrued on such Units since their respective dates of issuance) and if any holders of a class of Units are given an option as to the form and amount of securities to be received, each holder of such class of Units shall be given the same option.

(c) The Company shall pay any and all organizational, legal and accounting expenses and filing fees incurred in connection with such reorganization transaction, including any fees of any Unitholder related to a filing under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, if applicable. It is the intent of the Unitholders that the conversion of the Company into corporate or other entity form and the conversion or reorganization of any of the Company’s operating divisions, whether currently existing or existing in the future, into corporate or other entity form are part of the Unitholders’ original investment decision in respect of the Units of the Unitholders. In connection with any such reorganization or change, no Unitholder shall have the right or power to veto, vote for or against, amend, modify or delay any such reorganization or exchange. Further, each Unitholder shall execute and deliver any documents and instruments and perform any additional acts that may be necessary or appropriate, as determined by the Board, to effectuate and perform any such reorganization or change (including in the case of any Management Unitholder, executing an agreement with the successor entity providing for the continued vesting of, and repurchase rights respecting, any equity securities issued in respect of unvested Units in form and substance similar to the provisions and restrictions with respect to vesting and repurchase rights set forth in any Management Equity Agreement or similar agreement, as the case may be).

(d) In the event that the Board or the holders of the Required Interest approve an initial Public Offering, the Unitholders shall take all necessary or desirable actions requested by the Board or the holders of the Required Interest in connection with the consummation of such Public Offering, including consenting to, voting for and waiving any dissenters rights, appraisal rights or similar rights with respect to any reorganization or recapitalization of the Company pursuant to the terms of this Article XII and compliance with the requirements of all laws and regulatory bodies that are applicable or that have jurisdiction over such Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Company’s capital structure would adversely affect the marketability of the offering, each holder of Company Equity Securities shall consent to and vote for a recapitalization, reorganization or exchange (each, a “Recapitalization”) of any class of Company Equity Securities into Securities that the managing underwriters, the Board and the holders of the Required Interest find acceptable and shall take all necessary and desirable actions in connection with the consummation of such Recapitalization; provided that each holder of a class of Units shall receive the same type of security with the same value per Unit (other than differences based upon differences in the amount of yield accrued on such Units since their respective dates of issuance.

(e) Notwithstanding anything contained in Section 12.1 to the contrary, the Company shall use commercially reasonable efforts to cause any conversion to be structured in a tax-efficient a manner as is reasonably practicable for the holders of Class A Units and Class B Units (whether by reorganization, merger into the Company or successor corporation, an exchange of Units or otherwise).

Section 12.2 Merger Generally. Subject to the provisions of this Agreement, the Company may, with the approval of the Board or the holders of the Required Interest and without the need for any further act, vote or approval of any Unitholder or class or Group of Unitholders, merge with, or consolidate into, another limited liability company (organized under the laws of Delaware or any other state), a corporation (organized under the laws of Delaware or any other state) or other business entity (as defined in Section 18-209(a) of the Delaware Act), regardless of whether the Company or such other entity is the survivor. If a merger is used as a means of effecting the intent of Section 12.1(a) of this Agreement, then the provisions of that Section shall instead apply to such transaction. Notwithstanding anything herein to the contrary, Section 18-210 of the Delaware Act (entitled “Contractual Appraisal Rights”) shall not apply or be incorporated into this Agreement and the Unitholders hereby waive any rights under such section of the Delaware Act.

ARTICLE XIII

GENERAL PROVISIONS

Section 13.1 Power of Attorney.

(a) Each Unitholder, other than any Institutional Holder, hereby constitutes and appoints each member of the Board and the liquidator, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his or its name, place and stead, to execute, swear to, acknowledge, deliver, file, and record in the appropriate public offices (i) this Agreement, all certificates, and other instruments and all amendments (in the manner set forth herein) thereof in accordance with the terms hereof which the Board deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (ii) all instruments which the Board deems appropriate or necessary to reflect any amendment, change, modification, or restatement of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents which the Board deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; (iv) all instruments relating to the admission, withdrawal, or substitution of any Unitholder pursuant to Article III and Article IX; (v) all instruments, agreements and other documents necessary or requested together by the Board or the Company for any Transfer of Units pursuant to an Approved Sale pursuant to Section 8.2; (vi) all instruments, agreements and other documents necessary or requested together by the Board or the Company for any reorganization of the Company pursuant to Section 12.1(a); and (vii) all instruments, agreements and other documents necessary or requested together by the Board or the Company in connection with any repurchase of such Unitholder’s Units by the Company or its designee(s) pursuant to such Unitholder’s Management Equity Agreement (or any related agreement).

(b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency, or termination of any Unitholder and the Transfer of all or any portion of his or its Company Interest and shall extend to such Unitholder’s heirs, successors, assigns, and personal representatives.

Section 13.2 Financial Statements and Other Information.

(a) The Company shall furnish to each Investor and each Unitholder who holds more than 5% of the outstanding Class B Units (but only for so long as such threshold of Units are held):

(i) within 60 days after the end of each fiscal quarter, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal quarter, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter, all prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

(ii) within 120 days after the end of each fiscal year, audited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and audited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, together with all related notes and schedules thereto;

(iii) within 75 days after the beginning of each fiscal year, an annual budget for the Company and its Subsidiaries for such fiscal year; and

(iv) such other information of the Company and its Subsidiaries which is reasonably requested by any Institutional Holder in order to properly withhold tax, file tax returns and reports or to furnish tax information to such Person’s partners.

(b) Notwithstanding the foregoing, to the extent the financing arrangements of the Company or its Subsidiaries (i) permit longer delivery timelines for the foregoing information to the lenders under such financing arrangements, such longer delivery timelines shall be substituted for the timelines set forth in this Section 13.2 or (ii) permit the foregoing information to be reported at the level of one of the Company’s Subsidiaries and not at the Company level, such Subsidiary reporting level shall be substituted and used for purposes of this Section 13.2.

(c) All financial statements and other documents required to be delivered pursuant to this Section 13.2 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto, on the Company’s website, and notifies the applicable Unitholders thereof (which notification may be by facsimile or electronic transmission (including Adobe pdf copy)), or (ii) on which such documents are posted on the Company’s behalf on an Internet or Intranet website, if any, to which the applicable Unitholders have access, and the Company notifies the applicable Unitholders (which notification may be by facsimile or electronic transmission (including Adobe pdf copy)); provided that the Company shall, at the request of any Unitholder entitled to receive such statements and other documents, continue to deliver copies (via electronic transmission (including Adobe pdf copy) or paper copy, as requested by such Unitholder) of such documents to such Unitholder.

(d) Termination. The rights set forth in this Section 13.2 shall terminate upon the earlier of the consummation of the Company’s initial Public Offering or the consummation of a Sale of the Company.

Section 13.3 Amendments

(a) Subject to Section 13.3(b) and Section 13.3(c), any provision of this Agreement may be amended or modified if, but only if, such amendment, modification or waiver is in writing and is approved in writing by the holders of the Required Interest.

(b) Notwithstanding Section 13.3(a) but subject to Section 13.3(c), if an amendment, modification or waiver of this Agreement:

(i) would alter or change the special rights hereunder of a Unitholder or Group of Unitholders specifically granted such special rights by name, such amendment or modification shall not be effective against such Unitholder of Group of Unitholders (as the case may be) without the prior written consent of such Unitholder or, in the case of a Group of Unitholders, the holders of at least a majority of the Units held by such Group of Unitholders; or

(ii) would alter or change the powers, preferences or rights hereunder of the Units in a class (such Units, the “Subject Units”) so as to treat them in a way that is materially and adversely different than the other Units of such class (determined without regard to the tax regulatory or other status of any holder of any Units), such amendment or modification shall not be effective against the Subject Units without the prior written consent of the holders of at least a majority of the Subject Units.

(c) The provisions of Section 13.3(a) and Section 13.3(b) shall not apply to any amendments, modifications or waivers otherwise expressly permitted by this Agreement.

(d) The Company and any Unitholder may mutually agree to enter into any side letter (“Side Letter”) that amends, modifies or waives any provision of this Agreement with respect to such Unitholder; provided that no such Side Letter will impair, restrict or reduce the rights of any other Unitholder.

Section 13.4 Remedies. Each Unitholder and the Company shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

Section 13.5 Successors and Assigns. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, whether so expressed or not.

Section 13.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

Section 13.7 Opt-in to Article 8 of the Uniform Commercial Code. The Units shall be securities governed by Article 8 of the Uniform Commercial Code of the State of Delaware (and the Uniform Commercial Code of any other applicable jurisdiction).

Section 13.8 Notice to Unitholder of Provisions. By executing this Agreement, each Unitholder acknowledges that it has actual notice of (a) all of the provisions hereof (including the restrictions on the Transfer set forth herein), and (b) all of the provisions of the Certificate.

Section 13.9 Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

Section 13.10 Jurisdiction; Venue; Service of Process. Each party hereto agrees that it shall bring any action between the parties hereto arising out of or related to this Agreement in the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the “Delaware Federal Court”) or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware (the “Chosen Courts”), and, solely with respect to any such action (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (d) agrees that service of any process, summons, notice or document pursuant to Section 13.14 shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.

Section 13.11 Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either,” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict; provided, that, in the event of any conflict between this Agreement and any Side Letter, such Side Letter shall control but solely to the extent of such conflict.

Section 13.12 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 13.13 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES HERETO WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT (INCLUDING THE COMPANY) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

Section 13.14 Addresses and Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service (charges prepaid), (c) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (d) telecopied or emailed to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied or e-mailed before 5:00 p.m. San Francisco, California time on a business day, and otherwise on the next business day. Such notices, demands, and other communications shall be sent to the address for such recipient set forth in the Company’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice to the Board or the Company shall be deemed given if received by the Board at the principal office of the Company designated pursuant to Section 2.7.

Section 13.15 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital, or property other than as a secured creditor. Notwithstanding anything to the contrary herein, no Unitholder, Manager or Officer shall have any duty (including fiduciary duty), or any liability for breach of duty (including fiduciary duty), to any creditor of the Company unless otherwise agreed to in writing by such Unitholder, Manager or Officer.

Section 13.16 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition. The waiver by any party of a breach of any covenant, duty, agreement, or condition of this Agreement of any other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

Section 13.17 Further Action. The parties shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 13.18 Offset. Whenever the Company is to pay any sum to any Unitholder or any Affiliate or related person thereof, any amounts that such Unitholder or such Affiliate or related person owes to the Company or any of its Subsidiaries may be deducted from that sum before payment.

Section 13.19 Entire Agreement. This Agreement, those documents expressly referred to herein (including any Side Letters), the other documents of even date herewith, and the other Transaction Documents embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including without limitation the Original Agreement.

Section 13.20 Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, facsimile, portable document format (.pdf), or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties hereto. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

Section 13.21 Survival. Section 3.10 (Limitation of Liability; Duties), Section 6.1 (Exculpation), Section 6.2 (Right to Indemnification), Section 6.3 (Advance Payment) and Section 7.2 (Payments Attributable to a Unitholder) shall survive and continue in full force in accordance with its terms notwithstanding any termination of this Agreement or the dissolution of the Company.

Section 13.22 Certain Acknowledgments. Upon execution and delivery of a counterpart to this Agreement or a joinder to this Agreement, each Unitholder shall be deemed to acknowledge to the Investors as follows: (a) the Investors have retained Kirkland & Ellis LLP in connection with the transactions contemplated hereby and expect to retain Kirkland & Ellis LLP as legal counsel in connection with the management and operation of the investment in the Company and its Subsidiaries, (b) Kirkland & Ellis LLP is not representing and will not represent any other Unitholder (other than the Investors) in connection with the transactions contemplated hereby or any dispute which may arise between the Investors, on the one hand, and any other Unitholder, on the other hand, (c) such Unitholder will, if it wishes counsel on the transactions contemplated hereby, retain its own independent counsel, and (d) Kirkland & Ellis LLP may represent the Investors (or any of their Affiliates) and the Company in connection with any and all matters contemplated hereby (including any dispute between the Investors, on the one hand, and any other Unitholder or the Company, on the other hand,) and the Company and such Unitholder waives any conflict of interest in connection with such representation by Kirkland & Ellis LLP.

Section 13.23 Confidential Information. Each Unitholder acknowledges that the information, observations and data obtained by such Unitholder concerning the business or affairs of the Company or any of its Subsidiaries (“Confidential Information”) are the property of the Company or such Subsidiary. Each Unitholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its Subsidiaries, any Confidential Information obtained from the Company or regarding any other Unitholder, unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 13.23 by such Unitholder or its Affiliates), (b) is or has been independently developed or conceived by such Unitholder without use of the Company’s Confidential Information or (c) is or has been made known or disclosed to such Unitholder by a third party (other than the Company or its Subsidiaries) without a breach of any obligation of confidentiality such third party may have; provided, however, that a Unitholder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Units from such Unitholder in any Transfer permitted under this Agreement as long as such prospective purchaser agrees prior to such disclosure to be bound by a confidentiality agreement no less favorable to the Company and the Unitholders than the provisions of this Section 13.23, (iii) to any Affiliate, partner, member or related investment fund of such Unitholders and their respective directors, employees and consultants, in each case in the ordinary course of business, including, in respect of the Institutional Holders, in reporting and marketing materials issued by them in the ordinary course of business and in fund reporting materials issued by them and their Affiliates to their respective direct and indirect limited partners (including prospective limited partners) in connection with the monitoring of the investment in the Company, effecting a capital call, related ordinary course fund reporting and fundraising efforts, (iv) as may be reasonably determined by such Unitholder to be necessary in connection with such Unitholder’s enforcement of its rights in connection with this Agreement or its investment in the Company and its Subsidiaries or (v) as may otherwise be required by law or legal, judicial or regulatory process or requested by any regulatory or self-regulatory authority or examiner, provided that such Unitholder takes reasonable steps to minimize the extent of any required disclosure described in this clause (v); and provided, further, however, that the acts and omissions of any Person to whom such Unitholder may disclose confidential information pursuant to clauses (i) through (iii) of the preceding proviso will be attributable to such Unitholder for purposes of determining such Unitholder’s compliance with this Section 13.23. Each party hereto acknowledges that the Institutional Holders and their respective Affiliates and related investment funds may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company and its Subsidiaries, and may trade in the securities of such enterprises. Nothing in this Section 13.23 will preclude or in any way restrict any Institutional Holder or any of their respective Affiliates or related investment funds from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company and its Subsidiaries, so long as such Institutional Holder or Affiliate thereof is not otherwise in breach of the terms of this Section 13.23.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amended and Restated Limited Liability Company Agreement as of the date first above written.

PROJECT ANGEL PARENT, LLC

By:	/s/ A.J. Rohde
Name:	A.J. Rohde
Its:	Vice President

THOMA BRAVO DISCOVER FUND, L.P.

By:	Thoma Bravo Discover Partners, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:	/s/ Scott Crabill
Name:	Scott Crabill
Its:	Managing Partner

THOMA BRAVO DISCOVER FUND A, L.P.

By:	Thoma Bravo Discover Partners, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:	/s/ Scott Crabill
Name:	Scott Crabill
Its:	Managing Partner

THOMA BRAVO DISCOVER FUND II, L.P.

By:	Thoma Bravo Discover Partners II, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:	/s/ Scott Crabill
Name:	Scott Crabill
Its:	Managing Partner

Signature Page to Amended and Restated Limited Liability Company Agreement of Project Angel Parent, LLC

THOMA BRAVO DISCOVER FUND II-A, L.P.

By:	Thoma Bravo Discover Partners II, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:	/s/ Scott Crabill
Name:	Scott Crabill
Its:	Managing Partner

THOMA BRAVO DISCOVER EXECUTIVE FUND II, L.P.

By:	Thoma Bravo Discover Partners II, L.P.
Its:	General Partner By:

By:	Thoma Bravo, LLC
Its:	General Partner

By:	/s/ Scott Crabill
Name:	Scott Crabill
Its:	Managing Partner

Signature Page to Amended and Restated Limited Liability Company Agreement of Project Angel Parent, LLC

Schedule of Initial Officers

A.J. Rohde (Vice President)

Anirudh Jangalapalli (Vice President)

Chad Martin (Secretary)